UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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Cabot Corporation

2020 Proxy Statement

The Annual Meeting of Stockholders

of Cabot Corporation will be held:

Thursday, March 12, 2020 at 4:00 p.m. ET

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, MA 02210-2019 USA

January 24, 2020

Dear Fellow Cabot Corporation Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 12, 2020, at 4:00 pm, Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

At the Annual Meeting, we will ask you to elect three members of our Board of Directors, provide your advisory approval of our executive compensation, and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2020. We will also discuss any other business matters properly brought before the meeting. The attached Proxy Statement explains our voting procedures, describes the business we will conduct, and provides information about the Company that you should consider when you vote your shares.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are mailing to you a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials and 2019 Annual Report. Notice and Access provides a convenient and environmentally friendly way for you to access Cabot’s proxy materials. The Notice includes instructions on how to access our proxy statement and our 2019 Annual Report and how to vote your shares. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2019 Annual Report, if you prefer.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by mailing a completed proxy card, by phone or the Internet.

Thank you for your continued support of Cabot Corporation.

Sincerely,

SEAN D. KEOHANE

President and

Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	March 12, 2020

Time:	4:00 p.m., Eastern Time

Place:	Corporate Headquarters of Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Record Date:	You may vote if you were a stockholder of record at the close of business on January 15, 2020.

Voting by Proxy:	To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Stockholders who own shares in their own name (a record owner) have three options for submitting their vote by proxy: (1) by Internet, (2) by phone or (3) by mail. You may also vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker, bank or other nominee with instructions on how to vote your shares in order for your shares to be voted on certain non-routine matters presented at the annual meeting. If you do not instruct your broker, bank or other nominee on how to vote in the election of directors or on the compensation of our named executive officers, your shares will not be voted on these matters. For an explanation of how you can vote your “street name” shares at the meeting, see “How do I vote?” on page 2.

Items of Business	•	To elect three directors, Juan Enriquez, Sean D. Keohane and William C. Kirby, to the class of directors whose term expires in 2023;

•	To approve, in an advisory vote, our executive compensation;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This notice and proxy statement are first being made available to stockholders on or about January 24, 2020. Our 2019 Annual Report is available at http://www.edocumentview.com/cbt.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts 02210-2019

January 24, 2020

2020 PROXY STATEMENT

2020 PROXY STATEMENT

About the Annual Meeting

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2020 Annual Meeting of Stockholders (“2020 Annual Meeting” or the “meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of Juan Enriquez, Sean D. Keohane and William C. Kirby to the class of directors whose term expires in 2023 (see page 5);

•	Proposal 2: Advisory approval of our executive compensation (see page 60);

•	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020 (see page 63); and

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the three nominees for director;

•	FOR the advisory approval of our executive compensation (commonly referred to as “say-on-pay”);

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020.

Who is entitled to vote?

Only stockholders of record at the close of business on January 15, 2020 will be entitled to vote at the 2020 Annual Meeting. As of that date, there were 56,676,158 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting. On January 24, 2020, we will begin mailing a “Notice of Internet Availability of Proxy Materials” (the “Notice”) to stockholders. The Notice includes instructions on how to access our proxy statement and our 2019 Annual Report and how to vote your shares. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2019 Annual Report, if you prefer.

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2020 PROXY STATEMENT

About the Annual Meeting (continued)

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2020 Annual Meeting if you attend the meeting or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 15, 2020 must be present in person or by proxy at the meeting. This majority is referred to as a quorum. Proxy cards or broker voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2020 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. Proposals 1 and 2 are non-routine matters.

Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1 and 2, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•

Proposal 1 — Election of Directors. Pursuant to our bylaws, a nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.

•

Proposal 3 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Under Delaware law, abstentions are not considered “votes cast” and, therefore, will have no effect on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will also have no effect on the results of this vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his or her re-election at the 2020 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) would be responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. Even if you plan to attend the 2020 Annual Meeting, we encourage you to vote your shares by proxy. If your shares are held in “street name” in a brokerage account or by a bank or other nominee and you wish to vote in person at the meeting, you must request a

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2020 PROXY STATEMENT

About the Annual Meeting (continued)

legal proxy from your bank, broker or other nominee and bring that proxy to the meeting. Stockholders who own shares in their own name (a record owner), have three options for submitting their votes by proxy:

1.	by Internet – go to www.envisionreports.com/CBT and follow the instructions on the secure site,

2.	by phone – call the toll-free number 1-800-652-VOTE and follow the instructions on your proxy card and the recorded telephone instructions, or

3.	by mail – mark, sign and date the proxy card and return it promptly in accordance with the voting instructions on your proxy card.

In order for your vote to be counted you must return your completed and signed proxy card so that it is received by the Company’s transfer agent by March 11, 2020 or you must vote by telephone or over the Internet by 1:00 pm, Eastern Time, on March 12, 2020.

If your Cabot stock is held in a brokerage account or by a bank or other nominee, your ability to vote by telephone or over the Internet depends on your broker’s, bank’s or nominee’s voting process. Please follow the directions on your voting instruction form carefully.

How do I vote if I hold my stock through the Cabot 401(k) plan?

The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund and the Cabot Common ESOP Fund portions of the Cabot 401(k) plan and is the record owner of all of those shares. If you hold Cabot stock through the Cabot 401(k) plan, you have the right to instruct Vanguard how to vote your shares. Vanguard will tabulate the voting instructions of each participant in the plan and will vote the shares of all participants by submitting a final proxy card representing the plan’s shares for inclusion in the tally at the 2020 Annual Meeting.

Your vote will influence how Vanguard votes those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in the plan and do not vote, Vanguard will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through the Cabot 401(k) plan by returning your completed and signed proxy card so that it is received by the Company’s transfer agent by March 9, 2020 or by voting by telephone or over the Internet by 9:00 a.m., Eastern Time, on March 10, 2020.

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or over the Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), or (3) attending the meeting and voting in person. If your shares are registered in your name, you may also revoke your vote by delivering timely notice to the Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and either Cabot’s Secretary or Assistant Secretary will act as Inspectors of Election.

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2020 PROXY STATEMENT

About the Annual Meeting (continued)

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2020 Annual Meeting?

We are not aware of any other matters that will be considered at the 2020 Annual Meeting. If any other matters properly arise that require a vote, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2020 Annual Meeting is open to all Cabot stockholders. If you need directions to the meeting, please call Cabot’s Investor Relations Group at (617) 342-6255. When you arrive at Cabot’s Corporate Headquarters, please go to the 13th Floor and signs will direct you to the meeting room. You need not attend the 2020 Annual Meeting to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting

This proxy statement and our 2019 Annual Report on Form 10-K are available at the following Internet address: http://www.edocumentview.com/CBT.

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2020 PROXY STATEMENT

Governance

Proposal 1 — Election of Directors

Board of Directors

Our Board of Directors currently has twelve members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Three directors are proposed to be elected at the 2020 Annual Meeting. The terms of Juan Enriquez, Sean D. Keohane and William C. Kirby expire at the 2020 Annual Meeting and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2023. All of them are current directors and have been elected by stockholders at previous annual meetings.

Patrick M. Prevost, whose term of office expires at the 2020 Annual Meeting, and John F. O’Brien, whose term of office expires at the 2021 Annual Meeting, have decided to retire from the Board effective at the 2020 Annual Meeting. Upon the election of the nominated directors, and with Mr. Prevost’s and Mr. O’Brien’s retirements, Cabot’s Board of Directors will have ten members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2020 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than three nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his election exceed the votes properly cast “against” such nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its three nominees.

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2020 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Certain Information Regarding Directors

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2020 Annual Meeting to serve as a director of the Company, all the nominees and directors have a reputation for honesty, integrity, sound judgment and adherence to high ethical standards. Each of the nominees and directors has demonstrated the willingness and ability to make the significant commitment of time and energy to serve on our Board and its Committees, and to engage management and each other openly and constructively. Our Directors are committed to having a Board that reflects a balanced set of skills that is aligned with our strategic goals and reflects our diversity objectives.

Juan Enriquez (Nominee for Election)

Director Since: 2005

Committee Memberships: Audit

Term of Office Expires: 2020

Age: 60

Independent

Business Experience:

•   Chairman and CEO, Biotechonomy Ventures, a life sciences research and investment firm, since 2003

•   Managing Director, Excel Venture Management, a life sciences investment company, since March 2008

•   Director, Life Science Project at Harvard Business School, 2001 to 2003

Other Boards and Positions:

•   Director, various start-up companies

•   Boston Museum of Science (Trustee)

•   Harvard Medical School Advisory Council

•   Trustee, WGBH

Mr. Enriquez has significant expertise in technology, start-up companies and international business, and leadership experience from his broad experience in technology ventures.

Sean D. Keohane (Nominee for Election)

Director Since: 2016

Committee Memberships: Executive

Term of Office Expires: 2020

Age: 52

Business Experience:

•   President and CEO, Cabot Corporation, since March 2016

•   EVP, President, Reinforcement Materials, November 2014 to March 2016; SVP, President, Performance Chemicals, March 2012 to November 2014; General Manager, Performance Chemicals, May 2008 to March 2012; Vice President in March 2005; joined Cabot Corporation August 2002

•   General management positions, Pratt & Whitney, a division of United Technologies, prior to 2002

Other Boards and Positions:

•   Director, The Chemours Company, a global provider of performance chemicals (2018 to present)

•   Director, American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels (2016 to present)

Mr. Keohane has a deep understanding of Cabot’s businesses, strong knowledge of the chemicals industry and significant experience in management, strategic planning, manufacturing, international business and marketing.

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2020 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

William C. Kirby (Nominee for Election)

Director Since: 2012

Committee Memberships: Compensation

Term of Office Expires: 2020

Age: 69

Independent

Business Experience:

•   Spangler Family Professor of Business Administration, Harvard Business School; T.M. Chang Professor of China Studies, Harvard University, since July 2008

•   Harvard University Distinguished Service Professor and Chairman of the Harvard China Fund, since July 2006

•   Harvard faculty member since 1992, served as Chair of Harvard’s History Department, Director of the Harvard University Asia Center, Dean of the Faculty of Arts and Sciences and Director of the Fairbank Center for Chinese Studies

Other Boards and Positions:

•   Director, The China Fund, Inc., a non-diversified closed-ended management investment company (2007 to 2019)

•   Director, The Taiwan Fund, Inc., a diversified closed-ended management investment company (2013 to present)

•   Director, Harvard University Press

•   Director, Harvard Magazine

•   Director, JAMM Active Limited, a global producer of innovative performance fabrics for athletic use (2016 to present)

Mr. Kirby has extensive business knowledge and particular expertise regarding the business, economic and political environment in China.

Cynthia A. Arnold

Director Since: 2018

Committee Memberships: SHE&S

Term of Office Expires: 2021

Age: 62

Independent

Business Experience:

•   Chief Technology Officer, The Valspar Corporation, a global paint and coatings company, January 2011 until retirement in May 2017

•   Chief Technology Officer, Sun Chemical Corporation, a producer of inks, coatings and supplies, pigments, polymers, liquid compounds, solid compounds and application materials, 2004 to December 2010

•   Vice President of Coatings, Adhesives and Specialty Chemicals Technology, Eastman
Chemical Company, a global advanced materials and specialty additives company, 2003-2004

•   Management and technology leadership positions, General Electric Company, a high technology industrial leader, 1994 to 2003

Other Boards and Positions:

•   Director, Milliken & Company, a global diversified industrial company for specialty chemicals, performance materials and textiles (April 2019 to present)

•   Director, Citrine Informatics, a global AI-driven materials data management company (2018 to present)

•   Member, Advisory Board, University of Minnesota Dept of Chemical Engineering and Materials Science

•   Member, Materials Advisory Board, Carbon 3D, Inc.

•   Board Member, Minnesota Zoo (Co-chair, Technology Task Force)

Dr. Arnold has a depth of global experience in the specialty chemicals industry, particularly in technology and innovation, with an understanding of the value chains in which Cabot participates.

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2020 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Mark S. Wrighton

Director Since: 1997

Committee Memberships: Compensation

Term of Office Expires: 2021

Age: 70

Independent

Business Experience:

•   Professor and Chancellor Emeritus, Washington University in St. Louis, June 2019 to present

•   Trustee, Washington University in St. Louis, July 2019 to present

•   Chancellor, Washington University in St. Louis, 1995 to May 2019

•   Faculty member, Massachusetts Institute of Technology, Provost, 1990 to 1995; Head of Chemistry Department, 1987 to 1990

Other Boards and Positions:

•   Director, Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries (2005 to present)

•   Director, Corning, Inc., a specialty glass and ceramics company (2009 to present)

•   Director, A.G. Edwards, Inc., a financial services company (2000 to 2007)

•   Director, BJC HealthCare

•   Director, Donald Danforth Plant Science Center

•   Ex-officio Director, St. Louis Regional Chamber and Growth Association

•   Trustee, St. Louis Science Center

•   Director, Concordance Academy

Chancellor Wrighton has extensive scientific knowledge and understanding of complex technology, significant management and leadership experience, and a deep understanding of matters relating to public company management and oversight.

Christine Y. Yan

Director Since: 2019

Committee Memberships: SHE&S

Term of Office Expires: 2021

Age: 54

Independent

Business Experience:

•   Vice President, Integration, Stanley Black & Decker, a manufacturer of industrial tools and household hardware and a provider of security products and locks, 2018 until her retirement that same year

•   President, Asia, Stanley Black & Decker, 2014 to 2018

•   President, Stanley Storage and Workspace Systems, Stanley Black & Decker, 2013 to 2014

Other Boards and Positions:

•   Director, Modine Manufacturing Company, a thermal management company (2014 to present)

•   Director, ON Semiconductor, a supplier of semiconductor-based solutions (2018 to present)

•   Director, Ansell Limited, a manufacturer of protective industrial and medical gloves (2019 to present)

Ms. Yan has years of experience in global manufacturing and engineering and significant experience with international business, particularly in Asia.

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2020 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Michael M. Morrow

Director Since: 2017

Committee Memberships: Audit (Chair), Governance

Term of Office Expires: 2022

Age: 64

Independent

Business Experience:

•   Partner, PricewaterhouseCoopers, a public accounting firm, 1986 until retirement in June 2016, as audit partner and in various leadership and governance roles, including Lead Director of PwC’s U.S. Board of Partners

•   Consultant, PwC, June 2016 to June 2017

Other Boards and Positions:

•   Chair, Financial Accounting Standards Advisory Committee (FASAC), an advisory body to the Financial Accounting Standards Board (FASB) (beginning January 2020, and Member from January 2019 to present)

•   Member, Board of Visitors, Wake Forest University School of Business (2011 to 2017)

•   Member, Business Advisory Council, University of Rhode Island School of Business (2010 to 2015)

Mr. Morrow has substantial expertise in accounting, finance and financial reporting matters, and significant leadership, business and corporate governance experience.

Sue H. Rataj Non-Executive Chair of the Board

Director Since: 2011

Committee Memberships: Executive (Chair), Governance (Chair)

Term of Office Expires: 2022

Age: 63

Independent

Business Experience:

•   Chief Executive, Petrochemicals for BP, a global energy company, April 2008 until retirement in April 2011

•   Senior management positions with BP, including Group Vice President, Refining and Marketing, July 2007 to April 2008

Other Boards and Positions:

•   Director, Agilent Technologies, Inc., a global leader providing instruments, software and consumables to laboratories in the life sciences, diagnostics and applied chemical markets (2015 to present)

•   Supervisory Board Member, Bayer AG, a life science enterprise developing and manufacturing products in the pharmaceuticals, consumer health, animal health and crop science segments (2012 to 2017)

Ms. Rataj has substantial management leadership and strategic planning experience, significant expertise in operations, safety, health and environmental matters, risk management, accounting and finance matters, particularly in the context of a chemicals company, as well as corporate governance experience.

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2020 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Frank A. Wilson

Director Since: 2018

Committee Memberships: Audit

Term of Office Expires: 2022

Age: 61

Independent

Business Experience:

•   Senior Vice President and Chief Financial Officer, PerkinElmer, Inc., a life sciences diagnostics, discovery and analytical solutions company, May 2009 until retirement in May 2018

•   Finance, business development and investor relations leadership positions, Danaher Corporation, a life sciences and industrial conglomerate, 1999 to May 2009

Other Boards and Positions:

•   Director, Alkermes, a fully integrated, global biopharmaceutical company (September 2019 to present)

•   Director, Spartan Corporation, a provider of design, development and manufacturing services for electromechanical devices (2015 to March 2019)

Mr. Wilson has significant financial expertise and skills in strategic planning, investor relations and business development within international public companies.

Matthias L. Wolfgruber

Director Since: 2014

Committee Memberships: SHE&S (Chair), Governance

Term of Office Expires: 2022

Age: 66

Independent

Business Experience:

•   CEO, Altana AG, a global specialty chemicals company, 2007 until retirement in January 2016

•   President and CEO, Altana Chemie AG, member of the management board of Altana AG, 2002 to 2007

•   Management positions at Wacker-Chemie in the U.S. and Europe, 1985 to 2002

Other Boards and Positions:

•   Supervisory Board Member, Lanxess AG, a leading global manufacturer of synthetic rubber and chemical intermediates (2015 to present)

•   Supervisory Board, Altana AG (2016 to present)

•   Supervisory Board, Grillo-Werke AG, a manufacturer and supplier of zinc alloy products and chemicals (2014 to present)

•   Chairman, Ardex Group, a global supplier of high-performance specialty building materials (2015 to present)

Dr. Wolfgruber has extensive leadership experience managing specialty chemicals businesses with global operations, with particular expertise in manufacturing, strategic investments and acquisitions.

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2020 PROXY STATEMENT

Board Governance and Composition

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address director qualifications and independence, Board Committees, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, and Chief Executive Officer (“CEO”) performance evaluation and succession planning, among other matters. Many of the Board’s practices and policies set out in these Guidelines are described in this discussion of Board Governance and Composition. The Corporate Governance Guidelines are posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

Board Composition

The Governance Committee is charged with reviewing the composition of the Board and refreshing it as appropriate to ensure the Board as a whole reflects a range of talents, skills, diversity and expertise needed to meet the evolving needs of our businesses and to oversee the execution of our strategy.

Important Factors in Assessing Director Qualifications

Director Qualifications. The Governance Committee strives to maintain an engaged, independent board with broad and diverse experience and judgment that is committed to representing the interests of our stockholders. Board candidates as well as nominees for re-election are evaluated in the context of the current composition of the Board of Directors and in relation to the Board’s current and anticipated requirements. We expect our directors and any candidate or nominee to have integrity and to demonstrate high ethical standards. The Committee also considers a wide range of factors when assessing director qualifications, including:

Ensuring an experienced, qualified Board with expertise in areas relevant to Cabot. The Committee seeks directors who have held significant leadership positions and can bring to the Board specific types of experience relevant to Cabot. It is the Board’s policy that the Board as a whole reflect a range of talents, skills and expertise, particularly in these areas:

•

Management Leadership and Strategic Planning Experience. We believe that directors who have held significant leadership positions over an extended period of time possess strong leadership qualities and demonstrate a practical understanding of organizations, processes, strategy and risk management and know-how to drive change and growth. As a publicly traded company, we value experience on the boards of other publicly traded companies and other complex organizations.

•	Specialty Chemicals Industry and Operations Experience. We have sought directors with leadership and operational experience in the industries and value chains in which we operate.
•

Global Experience. We value directors with global business experience because our continued success depends, in part, on growing our businesses outside the United States. Further, we have significant manufacturing operations outside the U.S., and a majority of our revenues came from outside of the U.S. in fiscal 2019.

•	Accounting and Finance Experience. We use a broad set of financial metrics to measure our performance, and accurate financial reporting and robust auditing are critical to our success.
•

Technology and Market Experience. As a science and technology company and an innovator, we value directors with an understanding of technology and material science and the value chains in which we participate. We seek to grow organically by developing new products, and identifying new applications and markets for our existing products. Under our “Advancing the Core” strategy, this is critical as we continue to intensify our focus on application innovation and formulated solutions.

Enhancing the Board’s diversity of background. As a global company, we consider diversity an essential element of our culture. At the Board level and throughout our company we value the benefits we receive from different perspectives and strive for a talented and diverse workforce and a diverse Board that is representative of our global business, customers, employees and stockholders. In evaluating the suitability of individual Board nominees, the Governance

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Board Composition (continued)

Committee takes into account many factors, including general understanding of the disciplines relevant to the success of a publicly traded company with global manufacturing operations in today’s business environment, professional experience, background, education, skill, age, race, gender and national origin. Although the Board does not have a formal written policy that solely addresses diversity, our Corporate Governance Guidelines prioritize diversity of origin, gender, background, experience and thought as important director selection criteria. The Governance Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

Individual Attributes. The Board believes that to function effectively, all directors should demonstrate sound judgment, compassion, a willingness and ability to work with other members of the Board openly and constructively and the ability to communicate clearly and persuasively, and to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf.

Complying with the Board’s independence guidelines. When selecting and recruiting candidates, the Board looks at other positions the candidate has held or holds, including other board memberships, to determine whether any material relationship with Cabot exists that could impair the candidate’s independence.

Candidate Recommendations. We identify candidates for election to the Board of Directors through the business networks of the directors and management and from recommendations made by third-party search firms upon the request of the Governance Committee. Over the past year, the Governance Committee retained a search firm to help identify potential candidates. We evaluate candidates recommended by our stockholders in the same manner and on the same basis as candidates recommended by our directors, management or third-party search firms. Ms. Yan was initially identified as a candidate for election to the Board by a third-party search firm, and upon the recommendation of the Governance Committee, the Board elected Ms. Yan a director effective May 2019. In considering Ms. Yan’s candidacy, the Board considered Ms. Yan’s years of experience in global manufacturing and engineering as well as her significant experience in international business, particularly in Asia.

Board Refreshment. A number of changes have occurred in our Company’s Board of Directors over the past several years as part of our continuing efforts to ensure that our Board has the right skills and tenures to best oversee management and the execution of our strategy and the associated risks. Taking into account the upcoming retirements of Messrs. Prevost and O’Brien, 40% of our directors have joined the Board in the last three years. Our Board does not have a mandatory retirement policy. With respect to director tenure, the Board is of the view that a mix of tenures that takes into consideration appropriate levels of continuity, institutional memory and fresh perspectives is critical in achieving and maintaining a high-performing board. The Board will continue to proactively manage its composition and make-up to ensure it has the appropriate mix of tenures and the requisite skills to address the Company’s current and future needs.

How we Assess Director Independence

The Board’s Guidelines. It is the Board’s policy that at least the majority of the Board’s members must be independent under our Corporate Governance Guidelines. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. All our directors are “independent” under the Board’s director independence standards, other than Mr. Keohane, our President and CEO, and Mr. Prevost, our former President and CEO. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with Cabot. The Board’s guidelines for director independence are consistent with the independence requirements in the New York Stock Exchange’s listing standards. In addition to applying these guidelines, the Board evaluates all relevant facts and circumstances in making an independence determination. In assessing director independence, the Board considers all known relationships, transactions and arrangements among directors, their family members, and Cabot. The Board concluded that none of the non-management directors who served as directors during the 2019 fiscal year, other than Mr. Prevost, had a material relationship with Cabot.

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Board Composition (continued)

Our Leadership Structure — Non-Executive Chair of the Board; Executive Sessions

Sue H. Rataj has served as Non-Executive Chair of the Board of Directors since March 9, 2018.

Although our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chair of the Board to provide independent leadership for the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time and, as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chair of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to set the agenda for and lead the executive sessions of the non-management directors at Board meetings and to undertake such other responsibilities as the independent directors designate.

Key Responsibilities. Our Non-Executive Chair of the Board focuses on the Board’s processes and ensuring it is prioritizing the right matters. Specifically, the Chair has the following responsibilities, and may perform other functions at the Board’s request:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;
•	serving as an ex-officio member of each Board committee of which he or she is not a member and, upon invitation, attending those committee meetings where possible;
•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;
•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;
•	in collaboration with the Governance Committee, leading our Board’s annual performance review;
•	meeting with each non-management director at least annually;
•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;
•	coordinating the periodic review of management’s strategic plan;
•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO; and
•	working with management on effective stockholder communication and engagement.

How our Board Operates

Our Board of Directors has six scheduled Board meetings to review and discuss Cabot’s performance and prospects as well as the issues we face, with calls and communications between meetings as appropriate. The Board interacts directly with senior management during its meetings. The Board typically dedicates one multiple-day meeting a year to a discussion of longer-term strategic issues the Company faces. During this meeting, the Board allocates significant time for a discussion of talent management and management succession planning, as well as the Company’s diversity and inclusion objectives and achievements. During fiscal 2019, the Board met six times and acted by written consent once.

A significant portion of the Board’s oversight responsibility is carried out through its four operating committees.

Committee Composition. All of the members of our Audit Committee, Governance and Nominating Committee and Compensation Committee satisfy the NYSE’s definition of an independent director.

Committee Operations. Each Committee meets periodically throughout the year, reports its actions to the Board, receives reports from senior management, annually evaluates its performance and can retain outside advisors. Each Committee’s meeting materials are available for review by all directors.

Committee Responsibilities. The primary responsibilities of each Committee are listed below. For more detail about the responsibilities and functions of each Committee, see the Committee charters on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

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Board Composition (continued)

Audit Committee

Members

Michael M. Morrow, Chair	Frank A. Wilson
Juan Enriquez

8 meetings in fiscal 2019

Financial Acumen. Mr. Morrow and Mr. Wilson are “audit committee financial experts” under SEC rules and each of these directors as well as Mr. Enriquez are “financially literate” under NYSE rules.

Primary Responsibilities

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) our risk assessment and risk management processes. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•

Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.

•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.
•	Reviews the activities and recommendations of our independent registered public accounting firm.
•

Discusses Cabot’s annual audited financial statements, quarterly financial statements and earnings releases with management and Cabot’s independent registered public accounting firm, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, risk assessment and risk management processes, control systems, legal matters and compliance activities.

During fiscal 2019, the Committee’s other priorities included treasury matters, including cash and debt management, internal controls practices, tax matters and cyber-security risk.

Compensation Committee

Members

John F. O’Brien*, Chair	Mark S. Wrighton
William C. Kirby

*	Mr. O’Brien is retiring from the Board at the 2020 Annual Meeting

4 meetings and 2 actions by written consent in fiscal 2019

Primary Responsibilities

The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our CEO, evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.
•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s Management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review and approve the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive program.

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Board Composition (continued)

•

Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of shares of stock granted under Cabot’s long-term incentive program.

•	Appoint the members of the Company’s Benefits and Investment Committees and monitor their activities.
•	Review on a periodic basis reports prepared by management of gender pay equity at the Company.

Important items for fiscal 2019 included establishing the compensation arrangements for the newly appointed members of the Company’s Management Executive Committee.

Governance Committee

Members

Sue H. Rataj, Chair	Michael M. Morrow
John F. O’Brien*	Matthias L. Wolfgruber

*	Mr. O’Brien is retiring from the Board at the 2020 Annual Meeting

4 meetings in fiscal 2019

Primary Responsibilities

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.
•	Identifying individuals qualified to become directors of Cabot.
•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.
•	Recommending Committee assignments.
•	Leading the annual review of the Board’s performance.
•	Recommending compensation and benefit policies for Cabot’s directors.
•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

During fiscal 2019, the Governance Committee focused on Board composition and refreshment and reviewed the competitiveness of our director compensation program.

Safety, Health, Environment & Sustainability (“SHE&S”) Committee

Members

Matthias L. Wolfgruber, Chair	Patrick M. Prevost*
Cynthia A. Arnold	Christine Y. Yan

*	Mr. Prevost is retiring from the Board at the 2020 Annual Meeting

3 meetings in fiscal 2019

Primary Responsibilities

The SHE&S Committee reviews aspects of Cabot’s safety, health, environmental and sustainability performance, process safety, security, product stewardship, community engagement and governmental affairs. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve and risk management processes.
•	Environmental and safety audit programs, performance metrics, risk and opportunity assessments.
•	Management processes related to our safety, health, environment and sustainability programs.

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Board Composition (continued)

During fiscal 2019, the Committee focused on the Company’s safety improvement plans, chemical risks and hazard assessments program, sustainability program and reporting, product safety and toxicology matters, and environmental remediation activities.

Executive Committee

Members

Sue H. Rataj, Chair	Michael M. Morrow
Sean D. Keohane	John F. O’Brien*

*	Mr. O’Brien is retiring from the Board at the 2020 Annual Meeting.

Did not meet or act in fiscal 2019

Primary Responsibilities

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting.

How We Evaluate the Board’s Effectiveness

Each year, the Governance Committee leads our Board’s annual evaluation process. The process focuses on the effectiveness of the Board as a whole, prioritizing issues, and identifying specific issues for future discussion. In 2019, our General Counsel conducted individual interviews with each director. The conversations were guided by a series of questions provided to the directors in advance covering Board and Committee membership, operations and responsibilities, as well as open-ended questions so that each director had leeway to discuss the issues he or she believed to be the most pertinent. The key themes, observations and suggestions were summarized and discussed first with the Governance Committee and later with the full Board. Based on these discussions, opportunities to further enhance the Board’s effectiveness have been and are being implemented. In addition, our Non-Executive Chair conducted one-on-one discussions with each director and also solicited feedback on individual director performance.

Our Board’s Role in Risk Oversight

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment is updated on a continual basis and includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance and managerial risks which may potentially affect the Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified, and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full Board or the relevant Committee of the Board our major risk exposures, their potential operational or financial impact on Cabot, and the steps we take to manage them.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure, market exposure and country specific risks. Each Committee also has responsibility for risk oversight. The Audit Committee focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm, our CFO, our Controller, our Director of Internal Audit and our General Counsel. The Audit Committee also oversees the Company’s enterprise risk management processes and cybersecurity program. The SHE&S Committee assists the Board in fulfilling its oversight responsibility by reviewing the effectiveness of our safety, health, environment and sustainability programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes. The Compensation Committee considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also oversees senior management succession planning and development. Finally, the Governance Committee considers

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Board Composition (continued)

governance and Board succession risks, and evaluates director skills and qualifications to ensure each Committee has directors with the requisite skills to oversee the applicable risks that are the focus of that Committee. The Company has a robust risk management program, the strength of which is not dependent on the Board’s leadership structure.

Our Compensation Discussion and Analysis (“CD&A”) describes our compensation policies, programs and practices for our named executive officers. Our corporate goal-setting, assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short- and long-term incentive programs.

Participants in our long-term incentive program receive awards consisting of time-based restricted stock units and performance-based restricted stock units, and, in the case of members of the Management Executive Committee and a limited number of other participants, stock options. Beyond our corporate short- and long-term incentive programs, a substantial number of our facilities offer an annual cash incentive plan.

The Compensation Committee directed management, working with the Committee’s independent consultant, Meridian Compensation Partners, to provide an evaluation on the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. That assessment is presented to and reviewed by the Compensation Committee. Among the program features evaluated are the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; a mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the Management Executive Committee; a company compensation recoupment policy; and significant controls for important business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Other Governance Policies and Practices

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “interested transaction”). Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $100,000:

•

Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot pursuant to the terms of our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.

•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person that does not have standing pre-approval under the policy should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since the beginning of fiscal 2019, Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions in which Cabot or its subsidiaries was or is to be a participant and the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules.

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Other Governance Policies and Practices (continued)

Stockholder Engagement

The Company welcomes stockholder engagement. Our directors are available to answer questions from stockholders at the 2020 Annual Meeting. In addition, management of the Company conducts stockholder outreach throughout the year to ensure management and the Board understand and consider the issues that matter most to our stockholders. We provide regular updates regarding the Company’s performance and strategic actions to the investor community, and we participate in numerous investor conferences, one-on-one meetings, earnings calls, investor days, and educational investor and analyst conversations. We also communicate with stockholders and other stakeholders through various media, including our annual report, proxy statement and other filings with the SEC, news releases and our website. We believe ongoing stockholder engagement allows us to respond effectively to stockholder concerns.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee has a policy with respect to the submission of recommendations by stockholders of candidates for director nominees, which is available on our website. A stockholder wishing to recommend a candidate must submit the recommendation by a date not later than the 120th calendar day before the first anniversary of the date that Cabot released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be submitted to the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210. The notice to the Secretary should include all information about the candidate that Cabot would be required to disclose in a proxy statement in accordance with Securities and Exchange Act rules or as required by the Company’s by-laws, consent of the candidate to serve on the Board of Directors, if nominated and elected, and agreement of the candidate to complete, upon request, questionnaires customary for Cabot directors and to comply with applicable Company policies.

Director Attendance at Meetings

During fiscal 2019, each director attended at least 75% of the aggregate of the total Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served.

Code of Business Ethics

We have adopted a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. In fiscal 2019, each of our directors completed our Code of Business Ethics on-line compliance training program that we require our employees to complete. The Code of Business Ethics is posted on our website (www.cabotcorp.com) under the caption “Company — About Cabot — Code of Business Ethics.”

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chair of the Board by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All such communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

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Director Compensation

Annual compensation for our non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors and recommends changes to our Board of Directors as appropriate. In November 2018, the Governance Committee, with the assistance of Mercer LLC, a national executive compensation firm, evaluated the reasonableness of our director compensation and the appropriate mix of cash and equity compensation. This assessment included a review of director compensation data prepared for the Governance Committee by Mercer using the same peer group of companies our Compensation Committee uses for assessing the reasonableness of our executive compensation decisions. Based on this evaluation, and upon the recommendation of the Governance Committee, our Board of Directors approved, effective January 1, 2019, the following changes in our director compensation:

•	increased the annual equity compensation component of this program from a value of $110,000 to a value of $120,000
•	increased the annual cash retainer from $75,000 to $90,000
•	eliminated the separate $16,000 annual cash retainer for serving on the Audit Committee and the separate $7,000 annual cash retainer for serving on the Compensation, Governance or SHE&S Committee
•	reduced the annual retainer paid to the Chair of the Audit Committee from $25,000 to $20,000
•	increased the annual retainer paid to the Chair of the Compensation Committee from $10,000 to $15,000
•	retained the $10,000 cash retainer paid to the Chairs of the Governance and SHE&S Committees
•	eliminated the separate cash retainer paid to the Chair of the Governance Committee when the Chair of that Committee is also serving as Non-Executive Chair of the Board
•	retained the $110,000 annual cash retainer paid to our Non-Executive Chair of the Board.

Directors who are Cabot employees do not receive compensation for their services as directors.

Cash Compensation

Effective January 1, 2019, the annual cash compensation for our non-employee directors consists of the following components:

•	retainer of $90,000
•	$20,000 for serving as Chair of the Audit Committee
•	$15,000 for serving as Chair of the Compensation Committee
•	$10,000 for serving as Chair of the SHE&S Committee
•

$10,000 for serving as Chair of the Governance Committee, except when the Chair of the Governance Committee is also serving as Non-Executive Chair of the Board of Directors, in which case this retainer is waived

•	$110,000 for serving as Non-Executive Chair of the Board of Directors

Cash compensation is paid quarterly and, when changes occur in Board or Committee membership during a quarter, the compensation is pro-rated.

Stock Compensation

Under the Cabot Corporation 2015 Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as part of his or her compensation for services to be performed in that year. For calendar year 2019, each non-employee director whose term of office continued after the 2019 Annual Meeting of Stockholders received an award of shares having a grant date value as close as possible to $120,000 (2,613 shares). John K. McGillicuddy, who retired at the 2019 Annual Meeting, received a pro-rated grant of 653 shares. The closing price of our common stock on January 10, 2019, the date such shares were granted, was $45.92. Upon her election to the Board effective May 13, 2019, Ms. Yan received a grant of 1,818 shares as compensation for her services as a non-employee director to be performed in calendar 2019. The closing price of our common stock on May 13, 2019 was $44.01.

As of January 10, 2020, there were 239,675 shares available for issuance under the Directors’ Stock Plan.

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Director Compensation (continued)

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot of at least 10,000 shares. It is expected that this ownership level will generally be achieved within a five-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares held by a director are considered owned by the director. In addition, each non-employee director is required to retain the shares granted in any given year for a period of at least three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Committee meetings and other Cabot business-related events and are covered by Cabot’s travel accident insurance policy for such travel. In connection with the retirement of Mr. McGillicuddy from the Board of Directors at the 2019 Annual Meeting and in recognition for his many years of service, we made an aggregate contribution on his behalf of $25,000 to charities he selected.

Deferred Compensation

Under the Cabot Corporation Non-Employee Directors’ Deferral Plan (the “Deferred Compensation Plan”), directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with dividends paid on shares credited and treated as if reinvested in Cabot phantom stock units). Mr. Enriquez and Dr. Wolfgruber elected to defer receipt of their calendar year 2019 cash compensation and treat the deferred amounts as invested in Cabot phantom stock units. Messrs. Kirby and Prevost elected to defer receipt of their calendar year 2019 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during calendar year 2019 was 4.64%.

Under the Deferred Compensation Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during calendar year 2019 was 4.64%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years, as selected by the director. Messrs. Enriquez, Kirby, McGillicuddy, Morrow, Prevost and Wilson, Ms. Yan and Dr. Wolfgruber elected to defer their calendar year 2019 stock awards.

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Director Compensation (continued)

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in fiscal 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total($)
Cynthia A. Arnold	88,000	119,989	—	—	207,989
Juan Enriquez	90,250	119,989	1,805	—	212,044
William C. Kirby	88,000	119,989	9,218	—	217,207
John K. McGillicuddy	49,250	29,986	1,022	25,000	105,258
Michael M. Morrow	109,250	119,989	36	—	229,275
John F. O’Brien	103,500	119,989	—	—	223,489
Patrick M. Prevost	88,000	119,989	3,208	—	211,197
Sue H. Rataj	200,500	119,989	—	—	320,489
Frank A. Wilson	90,250	119,989	9	—	210,248
Matthias L. Wolfgruber	99,750	119,989	219	—	219,958
Mark S. Wrighton	88,000	119,986	7,518	—	215,507
Christine Y. Yan	34,620	80,010	2	—	114,632

1.

Cash compensation earned reflects changes in Board and Committee service that occurred during the fiscal year. The amounts reported in this column for Messrs. Enriquez, Kirby, Prevost and Dr. Wolfgruber were deferred under the Deferred Compensation Plan described above.

2.

Reflects the grant date fair value of shares of stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which, for all directors other than Ms. Yan, was January 10, 2019 ($45.92). The grant date for Ms. Yan was May 13, 2019 ($44.01). The stock awards reported in this column for Messrs. Enriquez, Kirby, McGillicuddy, Morrow, Prevost and Wilson, Ms. Yan and Dr. Wolfgruber were deferred under the Deferred Compensation Plan described above.

3.

Represents above-market interest (the portion exceeding 120% of the applicable long-term rate) on compensation deferred under the Deferred Compensation Plan by Messrs. Enriquez, Kirby, McGillicuddy, Morrow, Prevost, Wilson, Wrighton, Ms. Yan and Dr. Wolfgruber.

4.	Consists of a charitable contribution made on behalf of Mr. McGillicuddy in connection with his retirement from the Board of Directors at the 2019 Annual Meeting.

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2020 PROXY STATEMENT

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of January 15, 2020 (unless otherwise indicated) by each person known by Cabot to beneficially own more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)

Holders of More than Five Percent of Common Stock

BlackRock, Inc.	5,839,996	(3)	9.70%

55 East 52nd Street

New York, NY 10055

The Vanguard Group	5,103,090	(4)	8.50%

100 Vanguard Blvd.

Malvern, PA 19355

Wellington Management Group LLP	2,938,778	(5)	5.16%

Wellington Group Holdings LLP

Wellington Investment Advisors Holdings LLP

c/o Wellington Management Company LLP

280 Congress Street

Boston, MA 02210

Directors and Executive Officers

Cynthia A. Arnold	6,902		*

Brian A. Berube	99,831	(6)	*

John R. Doubman	54,859	(7)	*

Juan Enriquez	34,468	(8)	*

Karen A. Kalita	6,336	(9)	*

Hobart C. Kalkstein	95,677	(10)	*

Sean D. Keohane	365,593	(11)	*

William C. Kirby	16,782	(12)	*

Erica McLaughlin	31,250	(13)	*

Michael M. Morrow	9,584	(14)	*

John F. O’Brien	53,992		*

Patrick M. Prevost	220,219	(15)	*

Sue H. Rataj	18,828		*

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Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock (continued)

Name	Total Number of Shares(1)		Percent of Class(2)

Frank A. Wilson	5,834	(16)	*

Matthias L. Wolfgruber	13,123	(17)	*

Mark S. Wrighton	47,068	(18)	*

Christine Y. Yan	4,453	(19)	*

Directors and executive officers as a group (18 persons)	1,192,950	(20)	2.08%

*	Less than one percent.
1.

For Cabot’s executive officers the number includes shares of Cabot common stock held for their benefit by the trustee of Cabot’s 401(k) Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the 401(k) Plan constitute less than 1% of our common stock.

2.

The calculation of percentage of ownership of each listed beneficial owner is based on 56,676,158 shares of Cabot common stock, which represents the number of shares outstanding on January 15, 2020, plus any shares that such individual or entity has the right to acquire within 60 days of January 15, 2020, unless otherwise noted.

3.

Based on an amendment to a Schedule 13G filed with the SEC on February 4, 2019 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that BlackRock has sole voting power with respect 5,586,063 shares and sole dispositive power with respect to 5,839,996 shares.

4.

Based on an amendment to a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group (“Vanguard”). The Schedule 13G reports that Vanguard has sole voting power with respect to 29,018 shares, shared voting power with respect to 7,826 shares, sole dispositive power with respect to 5,072,656 shares and shared dispositive power with respect to 30,434 shares.

5.

Based on an amendment to a Schedule 13G filed with the SEC on January 8, 2020 by Wellington Management Group LLP (“WMG”) and Wellington Group Holdings LLP (“WGH”) and Wellington Investment Advisors Holdings LLP (“WIAH”, WMG, WGH and WIAH referred to collectively as “Wellington”). The Schedule 13G reports that Wellington has shared voting power with respect to 2,728,721 shares and shared dispositive power with respect to 2,938,778 shares.

6.

Includes 55,478 shares of common stock that Mr. Berube has the right to acquire within 60 days of January 15, 2020 upon the exercise of stock options and 9,046 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

7.

Includes 35,993 shares of common stock that Mr. Doubman has the right to acquire within 60 days of January 15, 2020 upon the exercise of stock options and 8,633 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

8.	Includes 32,368 shares the receipt of which Mr. Enriquez has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez has shared investment power with respect to 2,100 shares.
9.

Includes 3,431 shares of common stock that Ms. Kalita has the right to acquire within 60 days of January 15, 2020 upon the exercise of stock options and 520 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for her benefit.

10.

Includes 50,271 shares of common stock that Mr. Kalkstein has the right to acquire within 60 days of January 15, 2020 upon the exercise of stock options and 6,388 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

11.

Includes 268,662 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 15, 2020 upon the exercise of stock options and 12,179 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

12.	Mr. Kirby has deferred receipt of these shares under applicable Cabot deferred compensation plans.
13.	Includes 23,471 shares of common stock that Ms. McLaughlin has the right to acquire within 60 days of January 15, 2020 upon the exercise of stock options.
14.	Includes 7,584 shares the receipt of which Mr. Morrow has deferred under applicable Cabot deferred compensation plans.
15.

Includes 6,301 shares the receipt of which Mr. Prevost has deferred under applicable Cabot deferred compensation plans, and 53 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

16.	Mr. Wilson has deferred receipt of these shares under applicable Cabot deferred compensation plans.
17.	Dr. Wolfgruber has deferred receipt of these shares under applicable Cabot deferred compensation plans.
18.

Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

19.	Ms. Yan has deferred receipt of these shares under applicable Cabot deferred compensation plans.
20.

Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 36,819 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for the benefit of such persons, as applicable.

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Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors (referred to as the “Compensation Committee” or the “Committee”) has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee has also reviewed and discussed the CD&A with the members of management who are involved in the compensation process.

Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

John F. O’Brien, Chair

William C. Kirby

Mark S. Wrighton

Compensation Discussion and Analysis

As context for our named executive officers’ fiscal 2019 compensation, below we summarize Cabot’s fiscal 2019 performance and provide a brief overview of the decisions made with respect to executive compensation in fiscal 2019 and our executive compensation programs for that fiscal year. We then describe our compensation philosophy and objectives, our compensation setting process and other compensation and governance related policies, and compensation awarded, earned and paid for fiscal 2019. For fiscal 2019, our named executive officers and their current positions are:

•	Sean D. Keohane, President and Chief Executive Officer;
•	Erica McLaughlin, Senior Vice President and Chief Financial Officer;
•	Karen A. Kalita, Senior Vice President and General Counsel;
•	Hobart C. Kalkstein, Senior Vice President and President, Reinforcement Materials Segment, and President, Americas Region;
•	Brian A. Berube, former Senior Vice President and General Counsel(1); and
•	John R. Doubman, former Senior Vice President and President, Performance Additives business(2).

(1)	Mr. Berube voluntarily resigned from this position effective June 3, 2019 and he terminated his employment with the Company effective June 14, 2019.
(2)	Mr. Doubman stepped down from this position effective October 2, 2019 and his employment with Cabot terminated effective November 15, 2019.

Executive Summary

Our Performance in Fiscal 2019

Our “Advancing the Core” strategy is designed to extend our leadership in performance materials by (i) investing for growth in our core businesses, (ii) driving application innovation with our customers, and (iii) generating strong cash flows through efficiency and optimization. The aim of this strategy is to deliver sustained and attractive total shareholder return (“TSR”), built on earnings growth and a balanced capital allocation framework. This strategy is intended to ensure that we invest sufficiently in our core businesses to capture opportunities and drive long-term earnings growth while also providing our shareholders with a meaningful cash return.

During fiscal 2019, we delivered solid results despite challenging end markets. With respect to our financial performance, we:

•

generated diluted earnings per share (“EPS”) of $2.63 and adjusted EPS of $3.91*, which we believe was solid in light of weakening macroeconomic and key sector indicators we experienced during the fiscal year, including, most notably, a decline in industrial activity in China and declines globally in automotive production;

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Executive Compensation (continued)

•	generated cash flow from operating activities of $363 million and free cash flow* of $139 million, which allowed us to increase our quarterly cash dividend in 2019 by 6%; and
•

maintained a strong balance sheet and liquidity position by improving our net working capital days performance and through the issuance of 10-year bonds, which we believe improves our financial and operational flexibility.

While fiscal 2019 market fundamentals were weaker than we anticipated, we remained focused on our long-term strategy and capital allocation framework and executed important initiatives to extend our leadership positions and to drive sustained growth of earnings and free cash flow. During the year, we:

•	completed the divestiture of our Specialty Fluids business, the majority of the proceeds from which we used to repurchase shares above our stated capital allocation framework;
•	managed our investments to strengthen our core manufacturing asset footprint;
•	executed the successful start-up of a new fumed silica plant in China;
•	commenced work to upgrade the carbon black plant we purchased in China in 2018 for the production of specialty carbons;
•

improved the performance of the Purification Solutions segment through strong execution of the transformation plan we implemented early in the year intended to focus the segment’s portfolio, optimize its assets, and streamline its organizational structure; and

•	returned $253 million of cash to our shareholders, consisting of $173 million through share repurchases and $80 million in dividend payments.

We also continued to make progress driving application innovation in new markets. For example, with respect to our energy materials product line, we have achieved customer technical qualification with most of the top global battery manufacturers and launched a suite of conductive carbon additives that will form the base for long-term growth. We believe our continued efforts to broaden our range of conductive carbon additives and build formulation capability will differentiate our product offerings in this important high-growth application. Additionally, we continued to fund important growth investments in Cabot Elastomer Composites and achieved critical customer qualification milestones that are expected to lead to long-term growth of this transformative material in tires.

To improve our efficiency and optimize our operations, we implemented a number of cost reduction initiatives across the Company during the year. These included organizational structural changes and asset decisions that reduced headcount, and achieved, inclusive of savings derived from the Purification Solutions transformation plan, an approximately $30 million reduction in our costs.

In addition, during fiscal 2019 we advanced our sustainability agenda. Notably, all of our operating manufacturing sites in China have achieved certification under the Responsible Care® 14001 standard, the global standard for safety & health, environmental and security management systems established by the American Chemistry Council’s Responsible Care program, by auditors from the international registrar, BSI. In addition, we received a Gold rating from EcoVadis, an independent sustainability monitoring organization, for our Sustainability Report, which is the fourth consecutive year that we have received a Gold rating, and in 2019 we were named among the 100 Best Corporate Citizens by Corporate Responsibility Magazine for the second consecutive year. Further, we continued to make progress toward creating a more inclusive and diverse organization. Mr. Keohane signed the CEO Action for Diversity and Inclusion™ during the year, and we made further progress in increasing gender diversity representation on our Management Executive Committee. Currently, three of the ten members of our Management Executive Committee are women.

Executive Transitions

In June 2019, Mr. Berube, the Company’s former Senior Vice President and General Counsel, voluntarily resigned from Cabot. Ms. Kalita assumed responsibility as the Company’s chief legal officer, and was appointed Senior Vice President and General Counsel at that time. In addition, Mr. Doubman stepped down from his position as Senior Vice President and President, Performance Additives business, effective October 2, 2019, and his responsibilities were transitioned to other senior leaders within Cabot. Mr. Doubman’s employment with Cabot terminated effective November 15, 2019. The compensation decisions made in connection with these changes are described later in this CD&A.

*

Adjusted EPS and free cash flow are not measures of performance under U.S. generally accepted accounting principles (“GAAP”). Please see Appendix A for reconciliations to the most comparable GAAP financial measures.

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Executive Compensation (continued)

Highlights of our Fiscal Year 2019 Named Executive Officer Compensation Decisions and the Impact of Company Performance on Compensation.

We believe fiscal 2019 compensation appropriately aligned named executive officers’ pay with our corporate performance, with a significant portion of the compensation paid to our named executive officers based on our performance against pre-established corporate financial goals. Specifically, 65% of the total direct compensation opportunity (base salary, target STI award and LTI awards (with PSUs valued at target)) for our CEO was performance-based and not guaranteed, and, on average, the total direct compensation opportunities for our other named executive officers that was performance-based was 53%. The charts below show the total direct compensation opportunities provided to our named executive officers for fiscal 2019, as well as the mix between short- and long-term compensation, and the performance-based compensation.

Base Salary. All of our named executive officers received a base salary increase for calendar 2019 during our annual salary review process that took place in November 2018, with the exception of Mr. Doubman, who received a 10% increase in his base salary effective October 1, 2018, at the time of his promotion to President, Performance Additives business. The increases in the base salaries of our named executive officers other than Mr. Doubman made during the annual review process ranged from 3% to 15% and were made in recognition of the officers’ strong individual performance and leadership, and, in the case of Ms. McLaughlin and Mr. Kalkstein, to bring their base salaries closer to the market median of the benchmark compensation data used by the Committee, as further described below. In addition, Ms. Kalita received a 29% increase in her base salary effective at the time of her promotion in June 2019, after a review of benchmark compensation data and in recognition of the associated expanded job responsibilities she assumed. With these increases, we believe the base salaries of our named executive officers for fiscal 2019 were aligned and consistent with our compensation philosophy, which considers individual performance and leadership, scope of responsibilities, the number of years the executive has held the position, and benchmark compensation data to arrive at a market competitive base level of compensation appropriate for the individual. (See pages 39-42 for further details).

STI Awards and Payouts. The Company achieved performance below the target level of the adjusted earnings before interest and taxes (“EBIT”) goal and within the target range level of the net working capital (“NWC”) days goal established by the Committee under our short-term incentive (“STI”) program for fiscal 2019, resulting in a payout of the portion of the award that is based on our financial performance of 74.1% of target. The balance of the amounts paid in respect of STI awards to members of our Management Executive Committee, including our named executive officers, reflected their individual performance and leadership, and ranged from 75% to 110% of target. The total STI awards made to the members of our Management Executive Committee, including our named executive officers, ranged from 74% to 85% of the named executive officer’s target award. (See pages 39-42 for further details about awards and payouts made to our named executive officers).

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Executive Compensation (continued)

LTI Awards and Payouts. Our long-term incentive (“LTI”) program is 70% performance-based and 30% time-based, consisting of a combination of performance-based restricted stock units (“PSUs”) (35%), stock options (35%) and time-based restricted stock units (“TSUs”) (30%) (with percentages measured based on the awards’ grant date values, assuming target level achievement of applicable performance goals in the case of PSUs). The grant date value of the awards granted in fiscal 2019 to each named executive officer was based on an assessment of the named executive officer’s position, role and responsibilities within the Company, the overall competitiveness of his or her total direct compensation, and internal equity (the relationship of pay among the executive officers in the context of their responsibilities) considerations. In addition, as described below, Ms. Kalita received a supplemental LTI award in connection with her promotion to the role of Senior Vice President and General Counsel. (See pages 39-42 for further details.)

As described below, each PSU award is allocated evenly into three tranches, with each tranche having a separate fiscal year performance period and the entire award having a three-year vesting period. All performance goals for each performance period are established at the time of grant to cover the three-year period. Our financial performance in each fiscal year determines the percentage of the target award earned for that fiscal year performance period in three outstanding PSU awards. The percentage of the target awards earned for fiscal 2019 performance with respect to outstanding PSUs is set forth below. For each performance metric, adjusted EPS and adjusted return on net assets (“RONA”), achieving the target level of performance results in 100% of the portion of the award that relates to that metric being earned. We believe that the PSUs earned based on our fiscal 2019 financial results properly aligned our LTI compensation with our solid fiscal 2019 financial performance, consistent with the role of these awards in advancing our pay-for-performance philosophy.

LTI Award	Performance Metrics and % of Target Earned based on Fiscal 2019 Performance	Total % of Target PSU Award Earned based on Fiscal 2019 Performance
Fiscal 2017 Grant covering fiscal 2017-2019, with all targets established November 2017	Adjusted EPS (137.8%); Adjusted RONA (115.0%)	133.2%
Fiscal 2018 Grant covering fiscal 2018-2020, with all targets established November 2018	Adjusted EPS (134.5%); Adjusted RONA (133.3%)	134.3%
Fiscal 2019 Grant covering fiscal 2019-2021, with all targets established November 2019	Adjusted EPS (77.3%); Adjusted RONA (70.7%)	76.0%

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Executive Compensation (continued)

Characteristics of our Executive Compensation Programs

Our executive compensation programs include a number of practices intended to align the interests of management and our shareholders.

What We Do	What We Don’t Do

✓  Link pay to performance; significant portion of executive pay is not guaranteed

✓  Tie performance-based awards to achievement of
pre-established financial metrics

✓  Use our STI awards to recognize individual performance and leadership and achievement of corporate goals

✓  Balance the mix of pay components, including cash, stock options, and restricted stock units (both performance- and time-based)

✓  Cap incentive awards under our STI and LTI programs

✓  Provide long-term focus by setting multiple years of performance goals for PSU grants at the time of grant

✓  Maintain stock ownership guidelines

✓  Subject STI and LTI program compensation to our recoupment policy

✓  Provide modest perquisites consisting primarily of financial planning and an executive physical examination

✘  Enter into employment contracts with our CEO and other named executive officers

✘  Provide for excise tax gross-ups in the event of a change in control

✘  Reprice underwater stock options without shareholder approval

✘  Permit hedging or short sales of company stock by executive officers

✘  Provide single-trigger change in control vesting in our equity awards

Consideration of Results of Shareholder Advisory Votes on Executive Compensation

At our 2019 Annual Meeting, we conducted an advisory (non-binding) shareholder vote on executive compensation, as required by the Dodd-Frank Act. Approximately 94% of the shares voted approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in our 2019 proxy statement. In considering the results of this most recent favorable advisory vote on executive compensation, among other things, the Compensation Committee determined that the Company’s executive compensation programs have been effective in implementing the Company’s stated compensation philosophy and objectives, and directly aligning compensation paid or earned with Company performance. Therefore, the Committee did not make any changes to the structure of these programs during fiscal 2019.

The Compensation Committee recognizes that executive pay practices and corporate governance principles continue to evolve. Accordingly, it will continue to monitor executive compensation practices and make adjustments as necessary to ensure that our executive compensation programs continue to support our corporate goals and objectives and reflect good corporate governance principles.

The Compensation Committee pays close attention to the advice of its compensation advisors and provides access for our shareholders who would like to communicate on executive compensation directly with the Compensation Committee or the Board. You may contact the Board of Directors through our website at “Company — About Cabot — Governance — Contact the Board of Directors”.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires the talent to support our business and Advancing the Core strategy. Our executive compensation programs are designed to provide a competitive and internally equitable compensation and benefits package that rewards individual and Company performance and reflects job complexity and the strategic value of the individual’s position while promoting long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

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Executive Compensation (continued)

To achieve these goals, our executive compensation programs follow these principles:

•	Offer a total compensation opportunity and a benefits package that are competitive in our industry;
•	Reward executives based on our business performance by closely aligning a meaningful portion of their compensation with the performance of the Company on both a short- and long-term basis;
•	Set challenging but achievable performance goals that support the Company’s short- and long-term financial goals;
•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and
•	Align the interests of our executives and our shareholders through performance-based compensation, equity grants and stock ownership guidelines.

Our Compensation Setting Process

The Compensation Committee

As discussed under “Board Composition — How our Board Operates — Compensation Committee”, on page 14, the Compensation Committee is responsible for all compensation decisions related to members of the Company’s Management Executive Committee, which includes all our named executive officers.

The annual compensation process for the preceding fiscal year concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against the corporate performance goals set for the just-concluded fiscal year and also evaluates each executive officer’s individual performance and, on this basis, determines the amounts payable or earned, as applicable, in respect of the fiscal year under our STI and LTI programs. Each November, the Compensation Committee also (i) determines any adjustments to base salaries, with any adjustment typically effective the following January, (ii) sets corporate performance metrics applicable to our STI and LTI programs for the current fiscal year, (iii) grants LTI awards, and (iv) establishes performance goals and maximum payment levels under our STI and LTI programs for the current fiscal year, in each case, for each named executive officer.

A description of the Compensation Committee’s roles and responsibilities is set forth in its written charter adopted by the Board of Directors, which can be found at www.cabotcorp.com under “Company — About Cabot — Governance — Resources.”

Role of the Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners (“Meridian”) as its independent compensation consultant for purposes of advising on executive compensation matters since March 2018. During fiscal 2019, Meridian provided the Committee with advice on a broad range of executive compensation matters, including the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace;
•	Informing the Committee of regulatory developments relating to executive compensation practices;
•	Reviewing and assessing the composition of the group of peer companies used for benchmarking purposes;
•	Providing the Committee with an assessment of the market competitiveness of our executive compensation programs;
•	Assessing the relationship between executive compensation actually paid and corporate performance;
•

Identifying potential changes to our executive compensation programs to maintain market competitiveness and consistency with business strategies, good governance practices and alignment with shareholder interests;

•	Providing the Committee with an assessment of the proposed compensation arrangements for newly appointed members of the Company’s Management Executive Committee; and
•	Reviewing the disclosure of our executive compensation programs in the proxy statement.

Meridian attended all regularly scheduled meetings of the Compensation Committee during fiscal 2019.

The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Compensation Committee.

Role of the Chief Executive Officer and Other Officers

Each year, our CEO and our Chief Human Resources Officer (“CHRO”), working with internal resources as well as Meridian, review the design of our executive compensation programs and recommend modifications to existing, and/or the adoption of new, plans and programs to the Compensation Committee. In addition, our CEO recommends to the

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Executive Compensation (continued)

Committee the performance metrics and goals to be used to determine payouts under our STI and LTI programs, and each named executive officer’s individual performance goals (other than the CEO’s) are jointly developed by the executive and the CEO.

Before the Compensation Committee makes compensation decisions regarding the compensation of our named executive officers, the CEO provides his assessment of each named executive officer’s performance, other than his own, taking into consideration such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, and areas of strength and areas for development. He then makes specific award recommendations. In preparing compensation recommendations for the Committee, our CEO, our CHRO and other members of management involved in the process review compensation and survey data compiled by the Committee’s independent compensation consultant for similarly-situated executives at our peer group of companies and external competitive market data provided by such consultant, as described below. Our CEO attends Compensation Committee meetings but is not present for, and does not participate in, any discussions concerning his own compensation. All decisions relating to the compensation of our named executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The companies we have included in our compensation peer group consist of companies in the diversified chemicals or specialty chemicals industries with similar products and services and with revenues and a market capitalization generally between one-third and three times the Company’s revenue and market capitalization. The Compensation Committee reviews executive compensation data for executives with comparable positions at these peer group companies to gauge the reasonableness of its executive compensation decisions and the competitiveness of our executive compensation programs. The Compensation Committee believes maintaining market-competitive executive compensation programs allows us to successfully attract and retain experienced executive talent who are critical to our long-term success.

The Compensation Committee annually reviews the companies included in our compensation peer group and may add or eliminate companies as it determines to be appropriate. For purposes of fiscal 2019 compensation matters our compensation peer group consisted of the following 20 companies:

•  Albemarle Corporation

•  Ashland Inc.

•  Axalta Coating Systems

•  Celanese Corporation

•  The Chemours Company

•  FMC Corporation

•  Ferro Corporation

•  H.B. Fuller Company

•  Huntsman Corporation

•  Innospec Inc.

•  Kraton Corporation

•  Minerals Technologies

•  NewMarket Corporation

•  Element Solutions, Inc. (formerly Platform Specialty Products Corporation)

•  PolyOne Corporation

•  RPM International Inc.

•  Stepan Company

•  Trinseo S.A.

•  Tronox Limited

•  W.R. Grace & Co.

In preparation for the fiscal 2020 executive compensation review season and the decisions that the Compensation Committee has made and will make with respect to fiscal 2020 compensation, the Compensation Committee reviewed, with Meridian, the peer group companies listed above and confirmed the continued appropriateness of the peer group for benchmarking the Company’s executive compensation programs. As a result, the Compensation Committee did not make any changes in our compensation peer group for fiscal 2020 compensation decisions.

The Compensation Committee and management also consider executive compensation survey data. The survey data used is based on information reported in the Willis Towers Watson Executive Compensation survey. For positions where compensation peer group and survey data are available, the peer group and survey data are averaged to provide a market composite perspective for compensation.

At least annually the Compensation Committee reviews tally sheets that detail all elements of each named executive officer’s compensation and benefits for the current and prior fiscal years, as well as a projection of his or her compensation for the upcoming fiscal year. These are provided to the Committee as a means to review the total compensation and benefits package for each named executive officer and the impact of any compensation decisions on such compensation

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Executive Compensation (continued)

and benefits levels. The Compensation Committee made no changes to our current executive compensation programs or any individual named executive officer’s proposed compensation for fiscal 2019 based on the information set forth in the tally sheets.

Factors Considered in Determining Amounts of Compensation

The Compensation Committee considers the following factors in determining each named executive officer’s total annual and long-term compensation opportunities:

•	the officer’s role, level of responsibility, performance, leadership, and experience;
•	the number of years the officer has held the position;
•	the current target total compensation for each officer;
•	employee retention and internal equity considerations; and
•	external competitiveness.

The Compensation Committee has adopted a targeting strategy for executive compensation decisions that defines competitiveness as a “range around the market 50th percentile” for all elements of total direct compensation (base salary, target STI awards and LTI awards (with PSUs valued at target)). The Committee believes that the use of a range provides the Committee with the framework to target the market median of the benchmarking data used by the Committee, as described under “Use of Benchmarking Comparison Data” above, but to vary compensation opportunities as it deems appropriate based on individual and Company circumstances.

Developing Company Performance Metrics

The performance metrics we use for our STI and LTI programs are intended to support our short- and long-term business plans and strategies. In fiscal 2019, we used four financial metrics to promote well-rounded Company and management performance, as described below.

For our STI awards we used adjusted EBIT as the principal financial performance metric because it reflects an important near-term goal of improving our operating profitability and is a key driver of TSR. To increase the focus on efficiently managing our working capital, and to measure our short-term financial health, we also used a NWC days metric in our STI awards.

For our PSU awards, we used adjusted EPS as the principal financial performance metric because it reflects an important longer-term financial goal of improving our after-tax profitability. Because our business is capital intensive, we believe it was also appropriate to include a return metric under our LTI program and, as a result, used adjusted RONA, which measures how effectively and efficiently we use our operating assets to generate earnings.

Our philosophy in setting goals for each of the metrics is to establish goals that will drive the achievement of our short- and long-term objectives under our Advancing the Core strategy. Accordingly, in setting our adjusted EBIT and adjusted EPS goals we begin with our performance in the just completed fiscal year and set a growth target from that base. In setting our NWC days goals we consider the prior fiscal year’s performance to establish goals that are intended to incentivize a reduction in our net working capital days and continued improvement in our NWC management. Finally, in setting adjusted RONA goals, we seek to drive earnings growth at return levels greater than our weighted average cost of capital. Overall, we intend to set challenging, but realizable, goals, including those that are realizable only as a result of strong execution and performance. We recognize that from time to time we may need to change the metrics we use to reflect new priorities and business circumstances. We expect to continue to reassess our performance metrics and goal setting process annually.

Our Performance-based Compensation Philosophy

Our executive compensation programs are designed to provide more than 50% of each named executive officer’s total direct compensation opportunity in the form of performance-based compensation (STI awards, stock options and PSUs). For fiscal 2019, 65% of the total direct compensation opportunity for our CEO was performance-based and not guaranteed. The performance-based portion of the total direct compensation opportunities for our other named executive officers (other than our CEO) for fiscal 2019 on average, was 53%.

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Executive Compensation (continued)

How Did our Fiscal 2019 STI Program Operate?

We provide annual STI awards to drive the achievement of key short-term business results and to recognize individuals based on their contributions to those results and Cabot’s overall performance. Each named executive officer has an annual target incentive opportunity under our STI program, which is expressed as a percentage of his or her base salary. Ms. Kalita’s target incentive opportunity was increased from 28% of her base salary to 55% of her base salary at the time of her promotion to the role of Senior Vice President and General Counsel. This increase was intended to bring her total direct compensation closer to the market median of the benchmark compensation data used by the Committee and in recognition of the expanded job responsibilities she assumed as a result of her promotion. Prior to her promotion, Ms. Kalita participated in our fiscal 2019 STI program on the same basis as non-executive employees, which is weighted 50/50 as between pre-established corporate financial goals and individual goals and achievements. Ms. Kalita’s fiscal 2019 STI payout was based on her blended base salary and target bonus opportunities for fiscal 2019 and a blended weighting between corporate financial goals and individual goals and achievements.

The actual amounts payable in respect of STI awards range from 0% to 200% of the target award opportunity, with 70% of each award based on the achievement of pre-established corporate financial goals and the remaining 30% of each award based on individual performance and achievements. We used two financial metrics to measure corporate performance for determining payouts under our STI program for fiscal 2019: adjusted EBIT, which had an 80% weighting, and NWC days, which had a 20% weighting. The Committee established threshold, target, and maximum performance level goals for each financial metric, and for adjusted EBIT, also a stretch performance level goal, with payout for performance between performance levels determined on a straight-line basis. For NWC days, the target level was a narrow “dead band” of days so that small variations around demonstrated performance levels would not be rewarded or penalized. If the threshold adjusted EBIT goal was not achieved, no payouts in respect of corporate performance under our STI program would be made. If threshold levels of performance are achieved, the Committee retains the discretion to adjust the amount of the awards earned under our STI program based on our level of achievement of other corporate goals in the areas of safety, environmental performance, customers, innovation and people or such other factors as it determines appropriate, but did not exercise such discretion with respect to fiscal 2019 awards.

At the beginning of each fiscal year, the non-Executive Chair, with input from the other independent directors, develops the individual performance goals for our CEO, which are then approved by the Committee. Each of our other executive officers develops with the CEO his or her individual performance goals for the year. In assessing each executive officer’s individual performance, the Committee considers the officer’s personal achievements, including his or her achievements against established individual performance goals, as well as individual contributions to the management team and to the Company, and leadership and management of the executive officer’s business, region or function, as applicable. The Committee does not assign specific numerical weightings or ratings to the individual performance goals and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of our STI program. Ultimately, the determination of the payout of the portion of the STI awards based on individual performance is based on the judgment of the Committee (with respect to our CEO) and our CEO and the Committee (with respect to our CEO’s direct reports), in each case, after reviewing all relevant factors, with the final determination made by the Committee.

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Executive Compensation (continued)

We believe that the fiscal 2019 STI payouts properly aligned annual incentive compensation with the Company’s fiscal 2019 financial performance, consistent with the STI program’s role in our overall compensation program. The adjusted EBIT and NWC days targets for the fiscal 2019 STI awards and our actual fiscal 2019 performance were as follows:

Fiscal 2019 STI Program Targets and Results

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2019 Results	Percent Payout
Adjusted EBIT (80%)	$369 million	$440 million	$461 million	$503 million	$394 million	67.6%
NWC Days (20%)	85	80-78	—	73	80	100.0%
Weighted average payout						74.1%

The portion of the STI award that was earned by each named executive officer based on individual performance reflected his or her individual performance and leadership in fiscal 2019 (ranging from 75% to 110% of target), with the total STI awards earned ranging from 74% to 85% of the named executive officer’s target award. Detailed information about each named executive officer’s fiscal 2019 STI payout is set forth in the discussion below under the heading “Fiscal 2019 Compensation Decisions”.

How Did our Fiscal 2019 LTI Program Operate?

We provide our named executive officers with LTI awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our shareholders by tying the executives’ realized compensation to stock price changes during the performance and/or vesting periods. The grant date value of LTI awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his or her total direct compensation opportunity, and internal equity considerations. The Committee also considers compensation peer group and other market data for a general understanding of competitive equity compensation practices and considers the impact of the grants on equity incentive plan usage and share dilution, as well as the Company’s compensation expense and employee retention concerns.

70% of the target value of our executives’ LTI awards is performance-based, consisting of a combination of PSUs and stock options, which only provide value when the share price increases above the share price on the date of grant. When making LTI awards for fiscal 2019, the Compensation Committee first determined the total grant date value of the awards to be granted to each executive, and then delivered that value in three components: PSUs representing 35%, stock options representing 35%, and TSUs representing 30%, respectively, of the total grant date value of the award, assuming target level achievement of applicable performance goals for PSUs. The terms of each type of LTI award are described in further detail below, which terms are generally applicable to LTI awards granted in fiscal 2019 and in previous fiscal years.

PSUs reward performance and the execution of our goal to deliver year-over-year and long-term growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Stock options are performance-based because no value is created unless the value of our common stock appreciates after grant and they encourage employee retention through the use of a time-based vesting schedule. TSUs encourage employee retention by providing some level of value to executives who remain employed for three years. PSUs, stock options and TSUs also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and/or the market value of our common stock after the end of the relevant vesting period. That value will be largely dependent upon our performance and the performance of our stock.

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Executive Compensation (continued)

PSUs

To reinforce the long-term nature of the PSU awards and to reward performance and the execution of our long-term growth goals, at the time of grant the performance metrics and goals for each of the three one-year performance periods of the award are established. Specifically, each award of PSUs is allocated evenly into three tranches, with each tranche having a one-year performance period and the entire award having a three-year vesting period. When the award vests at the end of the applicable three-year period, the number of shares of stock issuable, if any, will depend on the degree of achievement of corporate performance goals for each year within the three-year performance period. Based on the degree to which we achieve the performance goals, an executive may earn between 0% to 200% of the number of PSUs allocated to each tranche of his or her award.

To drive long-term performance, threshold, target, stretch and maximum goals are established for the corporate performance metrics for each tranche in the three-year performance period at or before the time of grant of the PSUs. In November 2018, at the time it approved the grant of PSU awards, the Committee established the specific performance metrics and goals for the fiscal 2019, fiscal 2020 and fiscal 2021 performance periods of these awards, based on the Company’s prior fiscal year performance and management’s expectations for incremental earnings growth and performance over that three-year period and taking into account our Advancing the Core strategy. Setting metrics and goals in this way serves to both reinforce the long-term nature of these awards and to incentivize our leaders to achieve incrementally more challenging goals for each fiscal year included in the award. Our actual performance against those goals determines the number of shares that will be issuable in respect of the PSUs when the awards vest, with the number of shares issuable for performance between performance levels interpolated on a straight-line basis. The financial metrics used to measure corporate performance are adjusted EPS, with an 80% weighting, and adjusted RONA, with a 20% weighting.

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Executive Compensation (continued)

To reinforce the capital allocation goal of returning a substantial portion of free cash flow to shareholders under our Advancing the Core strategy, for PSUs granted in or after November 2016, dividend equivalent payments are made in cash in respect of PSUs that are earned based on the achievement of applicable performance metrics, but that have not vested based on time, when and if dividends are declared and paid on the Company’s common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business so as to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership.

Stock options

Stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. They generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

TSUs

TSUs generally vest, subject to continued employment, in their entirety at the end of three years. When the TSUs vest, they are settled in shares of Cabot common stock. During the vesting period, dividend equivalents are paid in cash on each TSU when and if dividends are declared and paid on the Company’s common stock.

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Compensation Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for PSUs, which are earned based on a fiscal year performance period. The November meeting usually occurs approximately one week following our release of earnings for our fourth fiscal quarter. The exercise price of stock options is the closing price of Cabot stock on the NYSE on the date the options are granted. From time to time, equity awards outside of the annual grant program are made for recruiting or retention purposes or in connection with promotions or to recognize specific achievements or performance. In fiscal 2019, we granted Ms. Kalita an LTI award in connection with her promotion to SVP and General Counsel, as described in further detail below. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information.

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Executive Compensation (continued)

PSUs Earned under PSU Award that Vested in 2019

The chart below shows the composite 2017 PSU achievement under the PSU awards granted in November 2016 that vested in November 2019. The performance periods of these awards were our 2017, 2018, and 2019 fiscal years. As described above, the Committee established the performance metrics and goals for each of these performance periods based on the Company’s expectations for the Company’s earnings growth and performance over that three-year period at the time of grant. We believe setting metrics in this way reinforces the long-term nature of these awards and incentivizes our leaders to achieve incrementally more challenging goals for each year in the award. The adjusted EPS and adjusted RONA targets set in November 2016 for each of the performance periods of the fiscal 2017 awards were higher than our actual adjusted EPS and adjusted RONA performance in fiscal 2016. In addition, in setting the performance goals for the 2017 PSU awards, we simplified the award structure by establishing a fixed range between the threshold and maximum goals. Overall, the composite PSU achievement under these awards was 153% of the target awards.

Results for PSUs granted in Fiscal 2017 that Vested 2019

Performance Year	Adjusted EPS Target (100% Payout)	Adjusted EPS Actual		% Achieved	Adjusted RONA Target (100% Payout)	Adjusted RONA Actual	% Achieved	Overall Achievement
2017 (Y1)	$3.30	$3.43	*	151.4%	12.0%	12.9%	159.6%	153%
2018 (Y2)	$3.46	$4.03	*	170.6%	12.2%	14.3%	183.3%	173%
2019 (Y3)	$3.63	$3.91		137.8%	12.4%	12.7%	115.0%	133%
Composite								153%

*

Adjusted EPS results for fiscal 2017 in this table do not reflect the change we adopted in fiscal 2018 in our inventory valuation method of accounting for our U.S. carbon black inventories from the LIFO method to the FIFO method.

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Executive Compensation (continued)

PSUs Earned under Outstanding PSU Awards on the Basis of Fiscal 2019 Performance

The following tables show the performance metrics and goals and the relative weighting of each metric that the Committee set for the fiscal 2019 performance period of PSUs granted in fiscal 2017, 2018, and 2019, our degree of attainment of these goals and the percentage of the awards earned, measured against the target award. As the performance metrics and goals for the fiscal 2019 performance period of these awards were established at different times based on when they were granted, they each reflect the long-term goals and target-setting philosophy in place when they were awarded.

Performance Goals (set in November 2016) and Results for

Performance Year 3 of the PSUs that Vested in November 2019

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2019 Results	Percent Earned
Adjusted EPS (80%)	$2.70	$3.63	$4.00	$4.50	$3.91	137.8%
Adjusted RONA (20%)	9.00%	12.4%	13.40%	15.00%	12.7%	115.0%
Composite						133.2%

Performance Goals (set in November 2017) and Results for

Performance Year 2 of the PSUs that Vest in November 2020

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2019 Results	Percent Earned
Adjusted EPS (80%)	$2.70	$3.71	$4.00	$4.50	$3.91	134.5%
Adjusted RONA (20%)	9.00%	12.10%	13.0%	15.00%	12.7%	133.3%
Composite						134.3%

Performance Goals (set in November 2018) and Results for

Performance Year 1 of the PSUs that Vest in November 2021

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2019 Results	Percent Earned
Adjusted EPS (80%)	$3.43	$4.31	$4.51	$5.04	$3.91	77.3%
Adjusted RONA (20%)	11.5%	14.40%	15.1%	16.8%	12.7%	70.7%
Composite						76.0%

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Executive Compensation (continued)

Fiscal 2019 Compensation Decisions

The compensation decisions the Committee made with respect to our named executive officers for fiscal 2019 are described below.

In considering each officer’s individual performance in fiscal 2019 and determining his or her STI award payout for fiscal 2019 and making the other compensation decisions discussed above, the Committee specifically considered the following:

Sean D. Keohane, President and CEO.

Fiscal 2019 Performance Summary

The Committee believes that Mr. Keohane performed well in fiscal 2019. The Committee specifically recognized Mr. Keohane’s role in:

•	our solid financial results despite the weakening of macroeconomic and key sector indicators we experienced throughout the year;
•

our execution of important strategic initiatives, including the divestiture of our Specialty Fluids business and the improved performance of the Purification Solutions segment following the implementation of the transformation plan;

•

the investments we made to strengthen our manufacturing asset footprint, reflected most notably in the successful start-up of our additional fumed silica capacity in China and the commencement of work to upgrade the carbon black plant we purchased in China in 2018 for the production of specialty carbons, which we expect to be completed in 2021;

•

implementing cost reduction initiatives across the Company that we view as important to our long-term sustainable growth, including organizational structural changes and asset decisions that reduced headcount;

•	our progress integrating sustainability throughout Cabot and in developing a more inclusive and diverse organization;
•	the strengthening of our investor outreach that resulted in, among other things, an increase in analyst coverage of the Company;
•	our efforts to build strong and sustainable customer and partner relationships; and
•

our recognition for the second consecutive year as one of the 100 Best Corporate Citizens by Corporate Responsibility Magazine, and, for the fourth consecutive year, our achieving a Gold rating from EcoVadis for our performance in sustainability.

Compensation Decisions for Fiscal 2019

•	Base Salary — Mr. Keohane’s annual base salary for calendar 2019 was $1,000,000, an increase of approximately 5% compared to his 2018 annual base salary.
•

STI Award — Mr. Keohane’s target STI award for fiscal 2019 was $1,200,000 (120% of his annual base salary) and his actual STI award payout for fiscal 2019 was $964,272, 80% of target, based on achievement of 74.1% of target in respect of corporate performance and 95% of target in respect of individual performance.

•

LTI Award — Mr. Keohane was granted an LTI award with a grant date value of $4,500,000, consisting of 31,500 PSUs, 27,000 TSUs and 137,674 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance goals.

Erica McLaughlin, SVP and CFO.

Fiscal 2019 Performance Summary

Among Ms. McLaughlin’s key achievements that the Committee considered were the following:

•

her integral role in managing the Company’s operating cash flow, which resulted in our generating $363 million of cash flow from operations, including a $25 million decrease in net working capital, and enabled us to increase our quarterly cash dividend by 6%;

•	her role in the execution of our capital allocation strategy, which included returning $253 million to our shareholders through share repurchases and dividends;
•

her commitment to disciplined financial policies and the maintenance of a strong balance sheet and liquidity position, including with the issuance of 10-year bonds to support our Advancing the Core strategy;

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Executive Compensation (continued)

•

her strong leadership of our M&A and other strategic activities, including the divestiture of our Specialty Fluids business and oversight of our transformation plan for our Purification Solutions segment; and

•	her role leading our investor communications program, including successful outreach efforts that resulted in an increase in analyst coverage of the Company.

Compensation Decisions for Fiscal 2019

•	Base Salary — Ms. McLaughlin’s annual base salary for calendar 2019 was $460,000, an increase of approximately 15% compared to her 2018 base salary.
•

STI Award — Ms. McLaughlin’s target STI award for fiscal 2019 was $322,000 (70% of her annual base salary) and her actual STI award payout for fiscal 2019 was $263,576, 82% of target, based on achievement of 74.1% of target in respect of corporate performance and 100% of target in respect of individual performance.

•

LTI Award — Ms. McLaughlin was granted an LTI award with a grant date value of $775,000, consisting of 5,425 PSUs, 4,650 TSUs and 23,710 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance goals.

Karen A. Kalita, SVP and General Counsel (since June 3, 2019), previously Chief Counsel, Reinforcement Materials Segment and Purification Solutions Segment and Assistant Corporate Secretary

Fiscal 2019 Performance Summary

Prior to her appointment as SVP and General Counsel, Ms. Kalita served as Chief Counsel for our Reinforcement Materials and Purification Solutions segments, Assistant Corporate Secretary and a member of the Company’s Office of Compliance. Ms. Kalita remains a member of the Office of Compliance. Among her key achievements that the Committee considered in her prior and current roles were the following:

•

in her position as Chief Counsel for our Reinforcement Materials and our Purification Solutions segments, her strong legal guidance and support of commercial, M&A and other strategic activities involving those segments;

•	her strong leadership within the Company’s Office of Compliance and to the Company on ethics and compliance matters, and her role in managing our regulatory compliance programs;
•	the smooth transition of leadership when she assumed responsibility as the Company’s chief legal officer;
•	her assistance to the Board on governance matters;
•	her role in overseeing the negotiation of key commercial agreements and providing risk management counsel; and
•	her effective oversight of complex litigation and environmental matters toward positive outcomes for the Company. .

Compensation Decisions for Fiscal 2019

•

Base Salary — Ms. Kalita received an annual base salary increase of 3% during the annual salary review in November 2018, resulting in an annual salary for calendar 2019 of $259,284. Her annual base salary was increased by 29% to $335,000, effective June 3, 2019, in connection with her promotion to SVP and General Counsel.

•

STI Award — Ms. Kalita’s target STI award for fiscal 2019 was $109,813 (based on her blended annual base salary and target opportunities in 2019). Her actual STI award payout for fiscal 2019 was $90,263, 82% of target, based on achievement of 74.1% of target in respect of corporate performance and 95% of target in respect of individual performance (with the blended weighting of such components described under “How Did our Fiscal 2019 STI Program Operate” above).

•

LTI Award — Ms. Kalita was granted an LTI award with a grant date value of $325,000, including an LTI award with a $250,000 grant date value granted in connection with her promotion to SVP and General Counsel, consisting of 2,738 PSUs in the aggregate, 2,733 TSUs in the aggregate and 11,437 stock options in the aggregate, with the number and grant date value of PSUs assuming target level of achievement of applicable performance goals.

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Executive Compensation (continued)

Hobart C. Kalkstein, SVP and President, Reinforcement Materials Segment, and President, Americas Region.

Fiscal 2019 Performance Summary

Among Mr. Kalkstein’s key achievements that the Committee considered were the following:

•	his role in the strong business results of our Reinforcement Materials Segment, despite a challenging competitive environment in China and weak automotive fundamentals globally;
•	his role in effectively managing the new International Marine Organization regulations and their impact on our feedstock costs;
•

his leadership in strengthening strategic customer relationships within the Reinforcement Materials Segment and the successful negotiation of supply agreements with certain of our major tire customers;

•	his role in the development of our expansion project at our facility in Cilegon, Indonesia;
•	his role in advancing the Cabot Elastomer Composites business and the achievement of key customer qualification milestones; and
•	his role in leading our Americas Region.

Compensation Decisions for Fiscal 2019

•	Base Salary — Mr. Kalkstein’s annual base salary for calendar 2019 was $464,200, an increase of 10% compared to his 2018 annual base salary.
•

STI Award — Mr. Kalkstein’s target STI award for fiscal 2019 was $278,520 (60% of his annual base salary). His actual STI award payout for fiscal 2019 was $236,341, 85% of target, based on achievement of 74.1% of target in respect of corporate performance and 110% of target in respect of individual performance.

•

LTI Award — Mr. Kalkstein was granted an LTI award with a grant date value of $800,000, consisting of 5,600 PSUs, 4,800 TSUs and 24,475 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance goals.

Brian A. Berube, former SVP and General Counsel (until June 3, 2019).

Compensation Decisions for Fiscal 2019

•	Base Salary — Mr. Berube’s annual base salary for calendar 2019 was $461,440, an increase of 3% compared to his 2018 annual base salary.
•	STI Award — Mr. Berube voluntarily resigned from Cabot during fiscal 2019 and, accordingly, he did not receive an STI award payout for fiscal 2019.
•	LTI Award — Mr. Berube was granted an LTI award with a grant date value of $750,000, which he forfeited upon his resignation from the Company.

At the time of Mr. Berube’s resignation, the Company extended the exercise period for Mr. Berube’s vested stock options to the earlier of (i) October 14, 2020 and (ii) the original expiration date of the stock options in light of his many contributions during his long and successful career at Cabot.

John R. Doubman, former SVP, and President, Performance Additives business (until October 2, 2019).

Fiscal 2019 Performance Summary

Among Mr. Doubman’s key achievements that the Committee considered were the following:

•

his role in the successful start-up of our additional fumed silica capacity in China and in continuing to advance our capacity expansion project with DowDuPont, which secures access to long-term feedstock and will allow us to meet growing demand for our high-performance fumed silica;

•	his role in enabling the Company to upgrade the carbon black plant we purchased in China in 2018 for the production of specialty carbons, which we expect to be completed in 2021; and
•

his leadership of the business’s application development activities, particularly in energy materials and the successful program qualifications it has obtained with most of the major global battery manufacturers.

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Executive Compensation (continued)

In determining Mr. Doubman’s STI award, the Committee also considered the results in the Performance Additives business, which were below management expectations.

Compensation Decisions for Fiscal 2019

•

Base Salary — Mr. Doubman’s annual base salary for calendar 2019 was $395,000, which reflects the 10% increase he received in his annual base salary effective as of October 1, 2018 at the time of his promotion.

•

STI Award — Mr. Doubman’s target STI award for fiscal 2019 was $237,000 (60% of his annual base salary) and his actual STI award payout for fiscal 2019 was $176,224, 74% of target, based on achievement of 74.1% of target in respect of corporate performance and 75% of target in respect of individual performance.

•

LTI Award — Mr. Doubman was granted an LTI award with a grant date value of $600,000, consisting of 4,200 PSUs, 3,600 TSUs and 18,356 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance goals. Of this award, 5,506 stock options vested in November 2019 in accordance with the terms of the award and Mr. Doubman forfeited the balance of the LTI award upon the termination of his employment on November 15, 2019.

Effective October 2, 2019, Mr. Doubman stepped down from his position as SVP and President, Performance Additives business of the Company. Mr. Doubman’s employment with the Company terminated effective November 15, 2019. Under the terms of his transition and separation agreement with Cabot, commencing on his termination of employment, the Company will pay to Mr. Doubman a total of $592,500, payable over an 18-month period. In addition, the Company extended the exercise period for Mr. Doubman’s vested stock options to the earlier of (i) November 15, 2021 and (ii) the original expiration date of the stock options. The Company also agreed to pay a portion of Mr. Doubman’s COBRA premiums for up to 18 months following the termination of his employment, to provide financial planning benefits on the same basis as if he had remained employed for a period of eighteen months following termination in an amount not to exceed $30,000, and to provide Mr. Doubman with outplacement services in an amount not to exceed $40,000. In exchange for the payments and benefits provided in the transition and separation agreement, the Company received a release of claims from Mr. Doubman, and Mr. Doubman agreed to covenants as to non-competition and non-solicitation for a period of twelve months following the termination of his employment. When considering the level of separation payments and benefits to be provided to Mr. Doubman, the Committee considered the length and level of his service with the Company, his significant contributions to the Company and the Company’s achievements under his leadership, as well as the advice provided by Meridian.

Risk Assessment

We monitor the risks associated with our executive compensation programs and policies on an on-going basis. In May 2019, management presented the Committee with the results of a study it conducted of our compensation programs to assess the potential risks arising from these programs. We believe the following policies and practices reflect sound risk management practices within our compensation programs and mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives and other employees:

•	Use of short- and long-term performance periods in our LTI program and multiple levels of tiered performance (threshold, target, stretch and maximum) in both our STI and LTI programs;
•	Use of maximum payout caps in both the STI and LTI programs;
•	Use of different financial performance metrics across the STI and LTI programs;
•	Ability of the Committee to use discretion to modify STI awards;
•	Annual Committee review and approval of the STI and LTI program design, performance metrics and goals and earned payouts;
•	Mix of equity awards and multi-year vesting used in the LTI program;
•	Availability of a Company recoupment policy; and
•	Use of share ownership guidelines.

Based on these mitigating factors, the Committee agreed with the study’s findings that our compensation programs do not encourage inappropriate or unacceptable risk to the Company, and that any risks are within our ability to effectively monitor and manage and are not reasonably likely to have a material adverse effect on the Company.

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Executive Compensation (continued)

Share Ownership Guidelines

To further align the interests of our executives and our shareholders, in November 2008 we adopted share ownership guidelines for members of our Management Executive Committee. Under our guidelines, we expect our CEO to own equity in the Company in an amount equal to five times his or her annual base salary, and each other officer who reports directly to the CEO to own equity in an amount equal to three times his or her annual base salary. Each executive has five years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. The Committee reviews compliance with these guidelines annually. At the time of this filing, all of the members of the Management Executive Committee who have been subject to these guidelines for five years or longer had satisfied such share ownership guidelines.

Recoupment of Compensation

The Company adopted a recoupment (clawback) policy in 2012. The policy applies to performance-based compensation, such as STI and LTI compensation, paid to participants in our LTI program (which includes our named executive officers), and covers awards made for fiscal 2013 and thereafter. Under the policy, if the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under applicable securities laws, and the amount of performance-based compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, the amount of the excess compensation awarded or paid during the three-year period preceding the date on which the Company is required to prepare the restatement is subject to recoupment, in the discretion of the Compensation Committee. In addition, if a participant knowingly engaged in misconduct that is a material factor in the Company’s obligation to restate its financial statements, the Company will have the right to seek recoupment of the proceeds from the sale of shares issued upon the exercise of stock options or upon the vesting of restricted stock units (including TSUs and PSUs) occurring during the twelve-month period following the filing with the SEC of the financial statements required to be restated, in an amount deemed appropriate by the Compensation Committee under the circumstances.

Other Information

Retirement and Other Benefit Programs

Our named executive officers participate in the full range of benefit programs and are covered by the same retirement plans on the same terms as are generally provided to our full-time U.S. salaried employees, are eligible to participate in and/or receive benefits under our Deferred Compensation Plan and our Death Benefit Protection Plan, and participate in our Senior Management Severance Protection Plan. These plans are described in the footnotes and text that accompany the compensation tables that follow this CD&A.

Health and Welfare Plans

The health and welfare plans offered to our named executive officers are the same as those offered to all other employees working in the same country.

Perquisites

We provide our named executive officers a modest level of perquisites, consisting principally of financial planning and tax assistance services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in each case, so that they are able to focus their attention on Cabot’s business.

Employment Arrangements

Our named executive officers serve without employment agreements. The compensation of our named executive officers is set by the Compensation Committee as described above.

CABOT CORPORATION    43

2020 PROXY STATEMENT

Executive Compensation (continued)

Hedging Policy

The Company’s insider trading policy prohibits executives, directors, their family members who share the same address or are financially dependent upon them, and entities owned or controlled by any such persons, from, among other things, engaging in any “short sales”, including short sales “against the box”, or purchases, sales, or other arrangements involving, puts, calls or other derivative securities on the Company’s common stock, and issuing any standing or limit orders for the sale of the Company’s common stock that remain outstanding for more than five days, other than in connection with a Rule 10b5-1 trading plan adopted in compliance with the policy. No categories of hedging transactions are specifically permitted and, other than the transactions described above, no other categories of hedging transactions are specifically disallowed.

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote short- and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company and has paid, and will continue to pay, compensation that is not deductible.

44    CABOT CORPORATION

2020 PROXY STATEMENT

Executive Compensation (continued)

Summary Compensation Table

The following table and footnotes describe the compensation for our named executive officers for the three most recently completed fiscal years (or such shorter period as described in the footnotes below). Each component of our executive compensation program is described under the heading “Compensation Discussion and Analysis,” which begins on page 25.

Name and Principal Position	Year	Salary ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Sean D. Keohane President and CEO	2019	987,500	2,925,000	1,574,578	964,272	15,469	212,560	6,679,379
	2018	937,500	2,599,951	1,399,898	1,567,500	—	270,593	6,775,442
	2017	887,500	2,079,911	1,119,647	1,252,000	—	232,734	5,571,792
Erica McLaughlin(1) Senior Vice President and CFO	2019	445,000	503,750	271,171	263,576	—	84,775	1,568,272
	2018	323,779	403,659	179,277	273,839	—	57,770	1,238,324
Karen A. Kalita(1) Senior Vice President and General Counsel	2019	281,756	237,454	87,516	90,263	819	39,818	737,626
Hobart C. Kalkstein Senior Vice President, President, Reinforcement Materials Segment, and President, Americas Region	2019	453,650	520,000	279,921	236,341	2,629	88,466	1,581,007
	2018	416,000	487,464	262,474	440,568	2,675	102,224	1,711,405
	2017	392,250	438,699	236,170	350,000	3,604	85,875	1,506,598

Brian A. Berube(2) Former Senior Vice President and General Counsel	2019	320,596	487,500	422,805	—	24,020	44,794	1,299,715
	2018	444,750	487,464	262,474	427,392	7,650	103,059	1,732,789
	2017	427,500	487,444	262,410	367,000	11,639	95,101	1,651,094
John R. Doubman(1)(2) Former Senior Vice President and President, Performance Additives	2019	395,000	390,000	323,158	176,224	1,102	57,429	1,342,913

1.

For Ms. Kalita and Mr. Doubman, information is only provided for fiscal 2019 because they were not named executive officers in fiscal 2018 or 2017. For Ms. McLaughlin information is only provided for fiscal 2018 and 2019 because she was not a named executive officer in fiscal 2017.

2.

Mr. Berube voluntarily resigned from his position as Senior Vice President and General Counsel effective June 3, 2019 and his employment terminated effective June 14, 2019. Mr. Doubman stepped down from his position as Senior Vice President and President, Performance Additives business, effective October 2, 2019 and his employment terminated effective November 15, 2019.

3.

We review base salaries annually in November and any changes are generally effective on January 1 of the following calendar year. The amounts reported in this column reflect salary earned during each fiscal year. Ms. Kalita was promoted to Senior Vice President and General Counsel effective June 3, 2019, and her base salary was increased effective as of this date to reflect her promotion and the additional responsibilities she assumed as described further in the Compensation Discussion and Analysis section above.

4.

The amounts reported in this column reflect the aggregate grant date fair value of TSUs and PSUs granted in the applicable fiscal year to each named executive officer, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit of the TSUs and PSUs is equal to the closing price of Cabot common stock on the date of grant, with the grant date fair value of the PSUs calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved, and for awards made for fiscal 2019, these amounts are as follows: Mr. Keohane: $1,575,000; Ms. McLaughlin: $271,250; Ms. Kalita: $117,466; Mr. Kalkstein: $280,000; Mr. Berube: $262,500 and Mr. Doubman: $210,000. If the maximum level of performance were to be achieved under the PSUs granted in fiscal 2019, the grant date fair value of these awards would be as follows: Mr. Keohane: $3,150,000; Ms. McLaughlin: $542,500; Ms. Kalita: $234,932; Mr. Kalkstein: $560,000; Mr. Berube: $525,000 and Mr. Doubman: $420,000. For Ms. Kalita, the amount reported in this column for fiscal 2019 includes the grant date fair value of the supplemental award of TSUs and PSUs she received in connection with her promotion, as described further in the Compensation Discussion and Analysis section above. We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned) granted in or after fiscal 2017, if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. The assumptions used to calculate the grant date fair value of stock awards are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2019. Mr. Berube and Mr. Doubman forfeited their then unvested TSUs and PSUs upon their terminations of employment.

CABOT CORPORATION    45

2020 PROXY STATEMENT

Executive Compensation (continued)

5. a.

The amounts reported in this column reflect the aggregate grant date fair value of stock option awards granted in the applicable fiscal year to each named executive officer, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, determined using the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2019. The amount reported for Ms. Kalita in fiscal 2019 includes the grant date fair value of the supplemental stock option award she received in connection with her promotion, as described further in the Compensation Discussion and Analysis section above.

b.

As further described in the Compensation Discussion and Analysis section above, in connection with Mr. Berube’s resignation from the Company, the Compensation Committee extended the exercise period of Mr. Berube’s vested stock options to the earlier of (i) October 14, 2020 and (ii) the original expiration date of the stock options. The amount reported in this column for Mr. Berube in fiscal 2019 consists of (i) $262,423, the grant date fair value of the stock options granted to Mr. Berube in fiscal 2019, and (ii) $160,382, the incremental fair value associated with extending the exercise period of his vested stock options, computed in accordance with FASB ASC Topic 718. Mr. Berube forfeited his unvested stock options upon his termination of employment.

c.

As further described in the Compensation Discussion and Analysis section above, in connection with Mr. Doubman’s termination of employment, the Compensation Committee extended the exercise period of Mr. Doubman’s vested stock options to the earlier of (i) November 15, 2021 and (ii) the original expiration date of the stock options. The amount reported in this column for Mr. Doubman in fiscal 2019 consists of (i) $209,938, the grant date fair value of the stock options granted to Mr. Doubman in fiscal 2019, and (ii) $113,220, the incremental fair value associated with extending the exercise period of his vested stock options, computed in accordance with FASB ASC Topic 718. Mr. Doubman forfeited his unvested stock options upon termination.

6.	The amounts reported in this column consist of:
a.

The aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the Cash Balance Plan and the Supplemental Cash Balance Plan measured from October 1 to September 30 as follows: for Mr. Keohane: $(10,173) in 2017, $(16,938) in 2018 and $15,469 in 2019; for Ms. McLaughlin: $(9,846) in 2018 and $(9,774) in 2019; for Ms. Kalita: $(5,580) in 2019; for Mr. Kalkstein: $(4,804) in 2017, $(8,655) in 2018 and $(2,686) in 2019; for Mr. Berube: $(9,996) in 2017; $(15,929) in 2018 and $18,393 in 2019; and for Mr. Doubman: $(2,501) in 2019. These figures are presented in accordance with SEC rules, which require the use of the same assumptions as required by FASB ASC Topic 715. When such amounts are negative, they are not reflected in the sum reported in the column. These pension plans are frozen and, therefore, the change in the Present Value of Accrued Benefits (PVAB) is due to (i) one less year to accumulate benefits to normal retirement, resulting in a shorter discounting period and an increase to the PVAB; and (ii) changes in the discount rate assumptions for these plans, the net effect of which decreased the PVAB. Details on the pension plans and the actuarial assumptions can be found below under the heading “Pension Benefits”.

b.

Above-market interest (the portion exceeding 120% of the applicable federal long-term rate) credited to deferrals under Cabot’s deferred compensation plan as follows: for Ms. Kalita: $819 in 2019; for Mr. Kalkstein: $3,604 in fiscal 2017, $2,675 in fiscal 2018 and $2,629 in 2019; for Mr. Berube: $11,639 in fiscal 2017, $7,650 in fiscal 2018 and $5,627 in fiscal 2019; and for Mr. Doubman: $1,102 in 2019.

7.

The table below identifies the amounts shown for fiscal 2019 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to 401(k) Plan ($)(a)	Company Contributions to Supplemental 401(k) Plan ($)(a)	Company Contributions to Deferred Compensation Plan ($)(a)	Financial Planning and Tax Assistance ($)(b)	Other ($)(c)	Total ($)
Sean D. Keohane	28,000	167,158	—	14,771	2,631	212,560
Erica McLaughlin	28,546	41,471	—	13,652	1,106	84,775
Karen A. Kalita	29,023	9,181	—	1,385	229	39,818
Hobart C. Kalkstein	28,000	33,983	7,000	14,974	4,509	88,466
Brian A. Berube	22,154	10,338	—	11,389	913	44,794
John R. Doubman	28,000	11,487	—	14,962	2,980	57,429

a.	The 401(k) Plan, Supplemental 401(k) Plan, and Deferred Compensation Plan are described under the heading “Deferred Compensation” beginning on page 53.
b.	Consists of amounts paid or reimbursed by Cabot for financial planning and tax assistance services during fiscal 2019.
c.

Consists of the amount paid by Cabot for an annual physical exam for Messrs. Kalkstein, $3,300, and Doubman, $1,950; and for each named executive officer, the cost to Cabot of insurance premiums under our Death Benefit Protection Plan, which provides a death benefit equal to three times a named executive officer’s annual base salary at the time of his or her death, up to a maximum benefit of $3,000,000. These premiums are paid directly to the life insurance carriers.

The table does not include any amounts related to the use of tickets for sporting and cultural events by the named executive officers because no incremental costs were incurred by Cabot in providing these benefits. Cabot purchases season tickets to sporting and cultural events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets.

46    CABOT CORPORATION

2020 PROXY STATEMENT

Executive Compensation (continued)

Grant of Plan-Based Awards Table

The following table reports plan-based awards granted to the named executive officers during fiscal 2019. The material terms of our STI and LTI awards are described in “Compensation Discussion and Analysis — Our Performance-based Compensation Philosophy” beginning on page 32.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean D. Keohane
TSU	11/9/2018	—	—	—	—	—	—	27,000	—	—	1,350,000
PSU	11/9/2018	—	—	—	15,750	31,500	63,000	—	—	—	1,575,000
Options	11/9/2018	—	—	—	—	—	—	—	137,674	50.00	1,574,578
Short-Term Incentive Compensation (“STI”)	—	420,000	1,200,000	2,400,000	—	—	—	—	—	—	—
Erica McLaughlin
TSU	11/9/2018	—	—	—	—	—	—	4,650	—	—	232,500
PSU	11/9/2018	—	—	—	2,713	5,425	10,850	—	—	—	271,250
Options	11/9/2018	—	—	—	—	—	—	—	23,710	50.00	271,171
STI	—	112,700	322,000	644,000	—	—	—	—	—	—	—
Karen A. Kalita
TSU	11/9/2018	—	—	—	—	—	—	900	—	—	45,000
PSU	11/9/2018	—	—	—	300	600	1,200	—	—	—	30,000
TSU	6/3/2019	—	—	—				1,833			74,988
PSU	6/3/2019	—	—	—	1,069	2,138	4,276				87,466
Options	6/3/2019	—	—	—					11,437	40.91	87,516
STI	—	33,603	109,813	219,626	—	—	—	—	—	—	—
Hobart C. Kalkstein
TSU	11/9/2018	—	—	—	—	—	—	4,800	—	—	240,000
PSU	11/9/2018	—	—	—	2,800	5,600	11,200	—	—	—	280,000
Options	11/9/2018	—	—	—	—	—	—	—	24,475	50.00	279,921
STI	—	97,482	278,520	557,040	—	—	—	—	—	—	—
Brian A. Berube
TSU	11/9/2018	—	—	—	—	—	—	4,500	—	—	225,000
PSU	11/9/2018	—	—	—	2,625	5,250	10,500	—	—	—	262,500
Options	11/9/2018	—	—	—	—	—	—	—	22,945	50.00	422,805
STI	—	96,902	276,864	553,728	—	—	—	—	—	—	—
John R. Doubman
TSU	11/9/2018	—	—	—	—	—	—	3,600	—	—	180,000
PSU	11/9/2018	—	—	—	2,100	4,200	8,400	—	—	—	210,000
Options	11/9/2018	—	—	—	—	—	—	—	18,356	50.00	323,158
STI	—	82,950	237,000	474,000	—	—	—	—	—	—	—

1.

The amounts in these columns represent bonus opportunities under our STI program and assume that performance goals for adjusted EBIT and NWC days, the financial metrics for corporate performance for fiscal 2019 as described in the Compensation Discussion and Analysis section of this proxy statement, are achieved at the threshold, target and maximum levels, as applicable. The threshold, target and maximum award amounts for Ms. Kalita are based on a blend of her pre- and post-promotion annual base salaries and target bonus opportunities. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70% in the executive STI program, and for Ms. Kalita, is weighted 61.2% based on the blend of her pre- and post-promotion roles, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual bonus payments made under our STI program for fiscal 2019 are included in the Summary Compensation Table on page 45 in the column “Non-Equity Incentive Plan Compensation.” Mr. Berube did not receive a bonus payment for fiscal 2019 because his employment terminated prior to the end of the fiscal year.

CABOT CORPORATION    47

2020 PROXY STATEMENT

Executive Compensation (continued)

2. a.

The amounts in these columns represent PSU awards. The November 9, 2018 PSU awards vest three years after the date of grant, generally subject to the named executive officer’s continued employment through the vesting date, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance goals for each year within the three-year performance period. The supplemental PSU award granted to Ms. Kalita on June 3, 2019 in connection with her promotion has the same terms as the PSU awards granted on November 9, 2018. For fiscal 2019 awards, the two financial metrics used to measure corporate performance were adjusted EPS and adjusted RONA. The amount included in the “Target” column reflects the total number of shares that would be issued when the award vests if the Company achieves target financial performance against the adjusted EPS and adjusted RONA goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of shares that would be issued when the award vests if the Company achieves threshold financial performance each year, and the amount in the “Maximum” column reflects 200% of the target award and the total number of shares that would be issued when the award vests if the Company achieves maximum financial performance each year.

b.	The PSUs granted to Mr. Berube and Mr. Doubman in fiscal 2019 were forfeited effective on their respective separation dates with the Company.
3.

The amounts in this column represent TSU awards. The November 9, 2018 TSU awards vest three years after the date of grant, generally subject to the named executive officer’s continued employment through the vesting date. The supplemental TSU award granted to Ms. Kalita on June 3, 2019 in connection with her promotion has the same terms as the TSU awards granted on November 9, 2018.

4.

All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant and generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant). The stock options awarded to Ms. Kalita on June 3, 2019 in connection with her promotion vest as follows, generally subject to her continued employment through the applicable vesting date: 30% on November 9, 2019, 30% on November 9, 2020 and 40% on November 9, 2021.

5. a.

Reflects the grant date fair value of TSUs, PSUs and option awards, calculated in accordance with FASB ASC Topic 718 as described in more detail in footnotes 4 and 5 to the Summary Compensation Table above.

b.

In connection with Mr. Berube’s termination of employment with the Company, the Compensation Committee extended the exercise period of Mr. Berube’s vested stock options to the earlier of (i) October 14, 2020 and (ii) the original expiration date of the stock options. The amount reported in this column for Mr. Berube in fiscal 2019 consists of (i) $262,423, the grant date fair value of the stock options granted to Mr. Berube in fiscal 2019, and (ii) $160,382, the incremental fair value associated with extending the exercise period of his vested stock options, computed in accordance with FASB ASC Topic 718.

c.

In connection with the termination of Mr. Doubman’s employment with the Company, the Compensation Committee extended the exercise period of Mr. Doubman’s vested stock options to the earlier of (i) November 15, 2021, and (ii) the originally expiration date of the stock options. The amount reported in this column for Mr. Doubman in fiscal 2019 consists of (i) $209,938, the grant date fair value of the stock options granted to Mr. Doubman in fiscal 2019 and (ii) $113,220, the incremental value associated with extending the exercise period of his vested stock options, computed in accordance with FAS ASC Topic 718.

d.

The grant date fair value per unit for TSUs and PSUs is equal to the closing price of Cabot common stock on the date of grant ($50.00 for the November 9, 2018 grants and $40.91 for the June 3, 2019 grants) and, for PSUs, was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved. The grant date fair value of these awards assuming the maximum level of performance is achieved is set forth in footnote 4 to the Summary Compensation Table. We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned), if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate the grant date fair value of these awards are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2019.

48    CABOT CORPORATION

2020 PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Sean D. Keohane	14,297	—	47.62	11/7/2023	19,024		862,168	—		—
	17,857	—	46.03	11/13/2024	19,280		873,770	—		—
	25,617	—	39.54	11/11/2025	27,000		1,223,640	—		—
	26,455	—	49.26	3/20/2026	33,980	(2)	1,539,974	—		—
	52,788	35,193	50.46	11/10/2026	22,882	(3)	1,037,012	11,247	(6)	509,714
	27,576	64,347	62.24	11/9/2027	7,980	(4)	361,654	21,000	(7)	951,720
	—	137,674	50.00	11/8/2028
Erica McLaughlin	2,295	—	46.03	11/13/2024	1,783		80,806	—		—
	3,293	—	39.54	11/11/2025	1,542		69,883	—		—
	2,120	1,414	50.46	11/10/2026	1,839		83,343	—		—
	945	2,206	62.24	11/9/2027	4,650		210,738	—		—
	2,673	6,237	61.17	5/14/2028	1,820	(2)	82,482	—		—
	—	23,710	50.00	11/8/2028	1,045	(3)	47,359	515	(6)	23,340
					2,182	(3)	98,888	1,073	(6)	48,628
					1,374	(4)	62,270	3,617	(7)	163,922
Karen A. Kalita	—	11,437	40.91	6/2/2029	772		34,987	—		—
					723		32,766	—		—
					900		40,788	—		—
					1,833		83,072	—		—
					789	(2)	35,757	—		—
					489	(3)	22,161	242	(6)	10,967
					152	(4)	6,889	400	(7)	18,128
					541	(4)	24,518	1,426	(7)	64,626
Hobart C. Kalkstein	4,017	—	46.03	11/13/2024	4,013		181,869	—		—
	5,763	—	39.54	11/11/2025	3,615		163,832	—		—
	4,251	—	47.23	4/6/2026	4,800		217,536	—		—
	11,134	7,424	50.46	11/10/2026	7,166	(2)	324,763	—		—
	5,170	12,065	62.24	11/9/2027	4,289	(3)	194,377	2,109	(6)	95,580
	—	24,475	50.00	11/8/2028	1,418	(4)	64,264	3,734	(7)	169,225
Brian A. Berube	13,344	—	47.62	10/14/2020	—		—	—		—
	15,625	—	46.03	10/14/2020	—		—	—		—
	8,967	—	39.54	10/14/2020	—		—	—		—
	12,372	—	50.46	10/14/2020	—		—	—		—
	5,170	—	62.24	10/14/2020	—		—	—		—
John R. Doubman	4,017	—	46.03	11/13/2024	2,972		134,691	—		—
	2,306	—	39.54	11/11/2025	2,651	(8)	120,143	—		—
	2,834	—	47.23	4/6/2026	3,600	(8)	163,152	—		—
	8,248	5,499	50.46	11/10/2026	5,310	(2)	240,649	—		—
	3,791	8,848	62.24	11/9/2027	3,145	(3)(8)	142,531	1,547	(6)(8)	70,110
	—	18,356	50.00	11/8/2028	1,064	(4)(8)	48,220	2,800	(7)(8)	126,896

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2020 PROXY STATEMENT

Executive Compensation (continued)

1.

Under our LTI Program, options generally vest over a three-year period as follows, generally subject to the named executive officer’s continued employment through the vesting date: 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant. The stock options granted to Ms. Kalita on June 3, 2019 in connection with her promotion vest as follows, generally subject to her continued employment through the applicable vesting date: 30% on November 9, 2019, 30% on November 9, 2020 and 40% on November 9, 2021. Except for Mr. Berube, all options have a date of grant that is ten years prior to the “Option Expiration Date” listed in the table. The option expiration date for all of Mr. Berube’s outstanding vested options is October 14, 2020. In connection with Mr. Doubman’s termination of employment following the end of the fiscal year, the option expiration date for all of his vested options was extended to the earlier of (i) November 15, 2021, and (ii) the originally expiration date of the stock options and all of his then unvested options were forfeited. Further information regarding the treatment of Messrs. Berube’s and Doubman’s options on their respective terminations is included in the Compensation Discussion and Analysis section above.

2.

Reflects the portion of the fiscal 2017 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for each of the three years within the three-year performance period of the award. These units vested on November 11, 2019, the third anniversary of the date of grant, and were settled on November 20, 2019, the date the Compensation Committee determined the achievement of the adjusted EPS and adjusted RONA goals used to determine the number of PSUs earned during fiscal year 2019.

3.

Reflects the portion of the fiscal 2018 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the first two years within the three-year performance period of the award. These units will vest on November 10, 2020, generally subject to the named executive officer’s continued employment through the vesting date.

4.

Reflects the portion of the fiscal 2019 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the first year within the three-year performance period of the award. These units will vest on November 9, 2021, generally subject to the named executive officer’s continued employment through the vesting date.

5.	The value of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 30, 2019 ($45.32) by the number of unvested restricted stock units.
6.

Reflects the portion of the fiscal 2018 PSUs that may be earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 10, 2020, generally subject to the named executive officer’s continued employment through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the stretch adjusted EPS goal and stretch adjusted RONA goal with respect to such award, based on fiscal 2019 performance.

7.

Reflects the portion of the fiscal 2019 PSUs that may be earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the second and third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 9, 2021, generally subject to the named executive officer’s continued employment through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the target adjusted EPS goal and target adjusted RONA metrics goal with respect to such award, based on fiscal 2019 performance.

8.	Mr. Doubman forfeited these TSUs and PSUs upon the termination of his employment on November 15, 2019.

Option Exercises and Stock Vested Table

The following table shows the TSUs and PSUs that vested for each named executive officer during fiscal 2019. There were no option exercises by our named executive officers during fiscal 2019. The value of stock realized on the vesting of TSUs is the product of the number of shares vested and the closing price of our common stock on the vesting date. The value of stock realized on the vesting of PSUs is the product of the number of shares vested and the closing price of our common stock on the settlement date.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Sean D. Keohane	32,019	1,542,384
Erica McLaughlin	3,641	175,451
Karen A. Kalita	1,820	87,701
Hobart C. Kalkstein	8,880	427,863
Brian A. Berube	23,986	1,122,618
John R. Doubman	8,045	387,641

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Executive Compensation (continued)

Pension Benefits

Cabot’s salaried employees in the U.S. who were employees prior to January 1, 2014 (including each of our named executive officers) participate in Cabot’s Cash Balance Plan and, in certain cases, our Supplemental Cash Balance Plan. The Cash Balance Plan and the Supplemental Cash Balance Plan were each frozen on December 31, 2013, and no further benefits will accrue under those plans.

The benefits provided under these plans are described below.

Cash Balance Plan

The Cash Balance Plan is a funded, tax-qualified defined benefit plan. Prior to January 1, 2014, participants in the Cash Balance Plan accrued benefits from defined notional contributions (“pay-based credits”) in an amount equal to 3% of eligible compensation during their first five years of service, 3.5% during their next five years of service and 4% for years after ten years of service. Additional credits of 2% of earnings were provided on eligible compensation in excess of the Social Security wage base. Eligible compensation included base salary and short-term incentive bonus payments. Participants also received a guaranteed rate of return (“interest-based credits”) on their account balances.

The Cash Balance Plan was terminated effective July 31, 2019 and following the regulatory process, including application for a Determination Letter from the IRS, the plan is expected to be fully settled during fiscal 2020 through the payment of lump sums and purchase of annuities.

While the plan is frozen, interest-based credits are earned on account balances during a calendar year at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participant begins receiving benefit payments or until July 31, 2019, if earlier. For calendar year 2019, through July 31, 2019, the interest credit rate was 2.70%. Effective July 31, 2019, as a result of the plan termination, the annual interest credit rate was fixed to 0.86%, which is the average of annual interest credit rates for the five-year period ending on July 31, 2019. At retirement at any age or other termination of employment, a participant eligible for benefits may receive his or her vested account balance in a lump sum payment or in a monthly pension having an equivalent actuarial value.

Participants are 100% vested in their accounts after three years of employment with Cabot. As of September 30, 2019, all of our named executive officers were fully vested in their account balances under the Cash Balance Plan.

Supplemental Cash Balance Plan

The Supplemental Cash Balance Plan is an unfunded, non-qualified defined benefit plan created to provide benefits in circumstances where maximum limits established under the Internal Revenue Code prevent participants from receiving some of the benefits that would otherwise be provided under the Cash Balance Plan. The Internal Revenue Code limits the amount of compensation that can be taken into account annually to determine benefits under the tax-qualified Cash Balance Plan. The Supplemental Cash Balance Plan was intended to provide eligible employees the same benefits they would have earned under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause.

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Executive Compensation (continued)

Pension Benefits Table

The following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plan(s) in which he or she participated as of September 30, 2019, the last day of our most recent fiscal year, and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2019 financial statements. None of the named executive officers received a payment under these plans during fiscal 2019.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)
Sean D. Keohane	Cash Balance Plan Supplemental Cash Balance Plan	11 11	103,292 138,850
Erica McLaughlin	Cash Balance Plan Supplemental Cash Balance Plan	11 11	67,938 6,376
Karen A. Kalita	Cash Balance Plan Supplemental Cash Balance Plan	5 5	29,147 —
Hobart C. Kalkstein	Cash Balance Plan Supplemental Cash Balance Plan	9 9	74,746 26,474
Brian A. Berube	Cash Balance Plan Supplemental Cash Balance Plan	19 19	199,989 214,082
John R. Doubman	Cash Balance Plan Supplemental Cash Balance Plan	7 7	61,040 22,762

1.

Credited service for the Cash Balance Plan and Supplemental Cash Balance Plan represents years of service with Cabot as of December 31, 2013, the date the plans were frozen, rounded to the nearest whole year.

2.	The following assumptions were used in the calculations:

	Cash Balance Plan	Supplemental Cash Balance Plan
Measurement Date	9/30/2019	9/30/2019
Discount Rate (for present value calculation)	2.63%	2.81%
Form of benefit	Lump sum	Lump sum
Retirement Date	Age 65	Age 65

3.

For the Cash Balance Plan the account balances as of September 30, 2019 for Mr. Keohane, Ms. McLaughlin, Ms. Kalita, Mr. Kalkstein, Mr. Berube, and Mr. Doubman were $128,653, $99,330, $44,371, $97,778, $227,747, and $81,951, respectively. As of July 31, 2019 the interest crediting rate for the plan was fixed at 0.86%. For the Supplemental Cash Balance Plan the account balances as of September 30, 2019 for Mr. Keohane, Ms. McLaughlin, Mr. Kalkstein, Mr. Berube, and Mr. Doubman were $130,895, $5,757, $24,630, $206,735, and $21,030 respectively. Ms. Kalita does not have a benefit under the Supplemental Cash Balance Plan. As of September 30, 2019 the assumed interest crediting rate for the plan was 3.25%. The actual interest crediting rate will be determined annually for the Supplemental Cash Balance Plan. The differences between the actual account balances and the present values reported above are a result of how the assumed interest crediting rates for each plan relates to the discount rate and the methodology used to determine present values under US GAAP accounting and SEC rules.

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Executive Compensation (continued)

Deferred Compensation

The following narrative describes benefits provided under Cabot’s Deferred Compensation Plan, 401(k) Plan and Supplemental 401(k) Plan.

Deferred Compensation Plan

Our Deferred Compensation Plan is a nonqualified plan that permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of any short-term incentive and sales incentive bonus awarded. Under this plan, participants receive a credit equal to 10% of the amount they defer, which is intended to account for the fact that any compensation that is deferred is not eligible compensation for purposes of Company contributions under the 401(k) Plan or the Supplemental 401(k) Plan. All of our named executive officers are eligible to participate in the Deferred Compensation Plan, but only Mr. Kalkstein made contributions to the plan for fiscal 2019.

All deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded daily. The Moody’s rate used to calculate interest payable for calendar year 2019 was 4.64%. Participants in the Deferred Compensation Plan can elect to defer receipt of their eligible compensation until a specified date (an “in-service election”) or until they cease to be employees of Cabot (a “termination/retirement election”). Participants may elect to receive deferred amounts in a lump sum payment, in installments over a period of up to five years in the case of an in-service election or, if the participant’s account balance is at least $50,000, in installments over a period of up to ten years for a termination/retirement election.

401(k) Plan and Supplemental 401(k) Plan

Under the 401(k) Plan, a tax-qualified defined contribution plan in which Cabot’s named executive officers and other employees in the U.S. participate, Cabot makes a retirement contribution equal to 4% of a participant’s eligible compensation (consisting of base salary and cash bonuses) and a matching contribution of 100% of a participant’s contribution, up to 6% of the participant’s eligible compensation. These Company contributions are allocated to the participant’s account in accordance with his or her investment elections.

The Supplemental 401(k) Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to executive officers and certain other employees in the U.S. that cannot be made under the 401(k) Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental 401(k) Plan are made at the same percentage of pay that Company contributions would have been made under the 401(k) Plan were it not for the limitations imposed by the Internal Revenue Code. Amounts credited to the Supplemental 401(k) Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made in shares of Cabot common stock, except that for certain grandfathered accounts distributions are made in cash. None of our named executive officers have grandfathered accounts.

Under both the 401(k) Plan and Supplemental 401(k) Plan, participants are immediately vested in the matching contributions and vested in other Cabot retirement contributions after two years of employment with Cabot. All of our named executive officers are fully vested in their account balances under these plans.

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Executive Compensation (continued)

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental 401(k) Plan and the Deferred Compensation Plan for fiscal 2019.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)
Sean D. Keohane Supplemental 401(k) Plan	—	167,158	(275,414)	—	1,178,988
Erica McLaughlin Supplemental 401(k) Plan	—	41,471	(10,309)	—	109,893
Karen A. Kalita Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 9,181	4,751 (155)	— —	111,574 24,015
Hobart C. Kalkstein Deferred Compensation Plan Supplemental 401(k) Plan	70,000 —	7,000 33,983	15,345 (51,189)	— —	377,724 237,507
Brian A. Berube Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 10,338	32,448 (267,503)	291,621 155,350	582,781 710,164
John R. Doubman Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 11,487	6,390 (45,370)	— —	150,194 182,448

1.

The amounts contributed by Mr. Kalkstein to the Deferred Compensation Plan represents a portion of the STI award he earned with respect to fiscal 2019 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 45.

2.

These amounts represent credits by Cabot accrued under the Deferred Compensation Plan and the Supplemental 401(k) Plan and are reported in the Summary Compensation Table on page 45 under the heading “All Other Compensation.”

3.

For the Deferred Compensation Plan, earnings represent the amount credited based on the Moody’s interest rate for the year. For the Supplemental 401(k) Plan, earnings represent the value of dividends earned and investment gains or losses as if the account balance had been invested in Cabot common stock. The portion of the earnings that represents above-market interest (the portion exceeding 120% of the applicable federal long-term rate) under Cabot’s Deferred Compensation Plan is reported in the Summary Compensation Table on page 45 under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings”.

4.

The aggregate balance amounts under the Deferred Compensation Plan include deferrals made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits upon a change in control or if their employment is terminated, including following a change in control. This section describes various change in control and termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits assuming a termination of employment and/or a change in control, as applicable, occurred on September 30, 2019 follows this narrative description.

Potential Payments Following a Change in Control

Severance Plan

Participants in our Senior Management Severance Protection Plan (the “Severance Plan”) are determined by our Compensation Committee and as of September 30, 2019 consisted of thirteen of our senior managers, including all of our currently employed named executive officers.

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Executive Compensation (continued)

Under the Severance Plan, participants are entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Under the Severance Plan, Mr. Keohane is entitled to a lump sum payment equal to three times the sum of his base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of three years (i.e., medical and dental benefits, long-term disability coverage, and life insurance) and Mses. McLaughlin and Kalita and Mr. Kalkstein are each entitled to a lump sum payment equal to two times the sum of their base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of two years. Prior to their terminations of employment, Messrs. Berube and Doubman were each entitled to these same severance benefits. In addition, under the Severance Plan, each participant is entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her base salary.

Base salary under the Severance Plan is calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the participant’s employment termination date. The bonus is calculated at the greater of (i) the participant’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the participant’s employment is terminated, whichever was greater or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

The Severance Plan also includes a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

The provision of benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

Retirement and Equity Incentive Plans

The accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon a change in control of Cabot. All of our named executive officers are vested in their account balances under these plans.

Upon a change in control of Cabot, the Compensation Committee, as administrator of our 2017 Long-Term Incentive Plan and our 2009 Long-Term Incentive Plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of new awards in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee retains authority to accelerate the vesting of awards. The Compensation Committee has provided, and intends to continue to provide, for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years following the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including our currently employed named executive officers, a termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and is deemed to occur one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long-term disability plan, and (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service with Cabot. We have not included a value for these benefits in the table on pages 57-58 because the plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried U.S. employees. In addition, the accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon termination of employment by reason of death or disability.

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Executive Compensation (continued)

Under the terms of Cabot’s 2017 Long-Term Incentive Plan and 2009 Long-Term Incentive Plan, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options and unvested TSUs would immediately vest. In the case of PSUs, the total number of units that vests is the sum of the units that have been earned based upon performance as of the date of the termination of employment.

We provide each of our currently employed named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary up to a maximum benefit of $3,000,000, which is payable to their beneficiary at the time of their death. Prior to their terminations of employment, Messrs. Berube and Doubman were each entitled to these same death and disability benefits.

Termination of Employment Upon Retirement

Upon retirement, participants in the Cash Balance Plan and Supplemental Cash Balance Plan are entitled to receive benefit payments, and participants in the 401(k) Plan and the Supplemental 401(k) Plan may receive a distribution of their account balances. Participants in the U.S. retirement plans are eligible for early retirement upon attaining age 55 and completing at least 10 years of service. As of September 30, 2019, none of our currently employed named executive officers met the eligibility criteria for early retirement under these plans. Prior to his termination of employment, Mr. Berube was eligible for early retirement under these plans.

Under our current arrangements, a named executive officer may also be eligible to receive retiree welfare benefits. These retiree welfare benefits are not included in the table on pages 57-58 because these benefit plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all U.S. salaried employees.

Termination for Cause or Voluntarily Without Good Reason

As described above, no severance payments under the terms of the Severance Plan are payable if a participant’s employment is terminated for cause or if he or she terminates employment without good reason. In addition, no benefits are payable under the terms of our Supplemental 401(k) Plan or Supplemental Cash Balance Plan if a participant’s employment is terminated for cause.

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Executive Compensation (continued)

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each of our currently employed named executive officer under various circumstances as if the named executive officer’s employment had been terminated on September 30, 2019, the last day of fiscal 2019 and/or if a change in control had occurred on such date. For Mr. Doubman, the disclosure in the table below shows only the payments made or to be made to him under the terms of his transition and separation agreement. Mr. Berube did not receive any severance payments or benefits in connection with his termination of employment, other than the extended exercise period for his vested stock options as described in the Compensation Discussion and Analysis section above. The incremental fair value associated with such extension for accounting purposes is included in the Summary Compensation Table above.

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Total($)(5)
Sean D. Keohane
Death	—	5,898,217	25,361	3,000,000	8,923,578
Disability	—	5,898,217	25,361	—	5,923,578
Voluntary Termination/Involuntary Termination (without cause)	—	—	25,361	—	25,361
Involuntary Termination (for cause)	—	—	25,361	—	25,361
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	7,701,000	7,189,746	25,361	227,229	15,143,336
Change in Control	—	—	25,361	—	25,361
Erica McLaughlin
Death	—	735,770	31,392	1,380,000	2,147,162
Disability	—	735,770	31,392	—	767,162
Voluntary Termination/Involuntary Termination (without cause)	—	—	31,392	—	31,392
Involuntary Termination (for cause)	—	—	31,392	—	31,392
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,564,000	947,641	31,392	117,654	2,660,687
Change in Control	—	—	31,392	—	31,392
Karen A. Kalita
Death	—	331,376	15,224	1,005,000	1,351,600
Disability	—	331,376	15,224	—	346,600
Voluntary Termination/Involuntary Termination/Retirement (without cause)	—	—	15,224	—	15,224
Involuntary Termination (for cause)	—	—	15,224	—	15,224
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	889,626	421,427	15,224	52,699	1,378,976
Change in Control	—	—	15,224	—	15,224
Hobart C. Kalkstein
Death	—	1,146,641	23,032	1,392,600	2,562,273
Disability	—	1,146,641	23,032	—	1,169,673
Voluntary Termination/Involuntary Termination (without cause)	—	—	23,032	—	23,032
Involuntary Termination (for cause)	—	—	23,032	—	23,032
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,809,536	1,379,586	23,032	118,733	3,330,887
Change in Control	—	—	23,032	—	23,032
John R. Doubman	592,500	—	20,911	108,009	721,420

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Executive Compensation (continued)

1.

For Mr. Doubman, the severance payment is the amount payable under the terms of his transition and separation agreement, which is described in the Compensation Discussion and Analysis section on page 42.

For Mr. Keohane, severance pay is equal to three times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2019 or (ii) his target bonus under our STI program for the fiscal year. For each of our other named executive officers, severance pay is equal to two times the sum of (x) base salary and (y) the greater of (i) his or her highest bonus in the three fiscal years preceding fiscal 2019 or (ii) his or her target bonus under our STI program for the fiscal year. The amounts in this column do not include amounts for the pro rata bonus that would be payable with respect to fiscal 2019 because the named executive officers received a bonus for fiscal 2019 in excess of the amounts that would have been paid under the Severance Plan.

2.

The amounts for accelerated unvested equity include the following: (i) in the case of death or disability, the value of unvested TSUs, unvested PSUs that have been earned based upon performance as of September 30, 2019 and unvested options; and (ii) in the case of a qualifying termination following a change in control, the value of unvested TSUs, unvested PSUs (consisting of units earned as of September 30, 2019 and unearned units assuming target performance is achieved) and unvested options. The value of unvested TSUs and PSUs that become vested as described herein for all named executive officers was calculated by multiplying the closing market price of our common stock on September 30, 2019 ($45.32) by the number of shares of unvested TSUs and PSUs. The value of unvested options that become vested as described herein for all named executive officers was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 30, 2019 and the option exercise price.

3.

The pension plan benefit amounts in this column include the amounts that would be payable under the Cash Balance Plan in a lump sum that are in addition to the amounts previously reported in the Pension Benefits Table on page 52. None of these amounts are included in the Pension Benefits Table because the assumptions required to calculate the actuarial present value of the benefits for purposes of the Pension Benefits Table are different from the assumptions required to calculate the actual plan benefits. As of September 30, 2019, all of our named executive officers were fully vested in their accrued account balances under this plan. The amounts included in the Pension Benefits Table for the Supplemental Cash Balance Plan were greater than the current value of the account balances under the plan. As a result, no incremental value is included in the table above.

4.

Continued perquisites and benefits include only those benefits provided to a named executive officer that are not provided to all employees generally. The amount for Mr. Doubman consists of the following benefits provided to him under his transition and separation agreement: $38,009, representing the difference between the COBRA premium for medical and dental coverage and the estimated amount to be paid by Mr. Doubman for such coverage for an 18-month period following the termination of his employment; $30,000, representing the estimated cost of financial planning and tax assistance for a period of 18-months following the termination of his employment; and $40,000 for outplacement services.

The amount reported in the event of death represents an amount equal to three times base salary up to a maximum benefit of $3,000,000, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan, which is an insured benefit applicable to all currently employed named executive officers. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits (for a period of three years for Mr. Keohane and for a period of two years for each of our other currently employed named executive officers) and outplacement services in an amount equal to 15% of the officer’s base salary.

5.	Payments do not take into account the “better of” provision in the Severance Plan described above on page 54, which, under certain circumstances, could reduce the amount of the payment.

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Executive Compensation (continued)

CEO Pay Ratio

As required by the Item 402(u) of Regulation S-K, we are required to report on the relationship between the annual total compensation of our CEO, Mr. Keohane, and the median of the annual total compensation of our employees. For fiscal 2019, our CEO’s annual total compensation was $6,679,379 and the median of the annual total compensation of all employees of Cabot (excluding our CEO) was $68,660. Based on this information, our pay ratio is approximately 97 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In calculating the pay ratio, the SEC allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their pay ratios.

To identify the median of the annual compensation of all our employees as well as to determine the annual total compensation of our median employee we took the following steps:

•

We determined that, as of September 30, 2019, the last day of our most recent fiscal year, our employee population consisted of 4,552 full-time and part-time employees in the U.S. and foreign jurisdictions. We did not exclude any non-U.S. employees from our worldwide employee population under any of the permitted exclusions.

•

To identify the median employee, we used annual base salary or base wages as our consistently applied compensation measure. We first determined each employee’s annual base salary or base wages reported in our global system of record for the twelve-month period ending on September 30, 2019. For any employees who were employed on September 30, 2019 but not for this full twelve-month period, we annualized their base salary or base wages. We converted all salaries and wages paid in a foreign currency to U.S. dollars using the currency conversion rate in effect on September 30, 2019.

After identifying our median employee, we calculated the annual total compensation of the median employee and our CEO in the following manner:

•

The median employee’s annual total compensation represents the amount of such employee’s compensation for fiscal 2019 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee was a named executive officer for fiscal 2019.

•	The annual total compensation of the CEO represents the amount reported in the “Total” column of our 2019 Summary Compensation Table included on page 45 of this proxy statement.

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2020 PROXY STATEMENT

Proposal 2 — Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 25-59 of this proxy statement (commonly referred to as “say-on-pay”).

We believe that the compensation received by our named executive officers in respect of fiscal year 2019 appropriately aligned executive pay with our corporate performance. The portion of the STI awards earned on the basis of our corporate performance paid out at 74.1% of target awards, reflecting solid results despite weakening macroeconomic and key sector indicators we experienced during fiscal 2019. The PSU awards granted under our LTI program are designed to produce the greatest rewards when strong results are sustained over time. Specifically, the number of shares issuable upon their vesting depends on the degree of achievement of financial performance metrics for each year within a three-year performance cycle. On the basis of our level of achievement in fiscal 2019 against the adjusted EPS and adjusted RONA goals applicable to the PSU awards that were granted in fiscal 2017 and vested in 2019, our named executive officers who remained employees through the vesting date of these awards earned 134% of their target awards. Our fiscal 2019 performance is summarized in the Executive Summary of our Compensation Discussion and Analysis.

The types of performance goals that we use for establishing the metrics for our executive compensation programs are the same as the ones we use when setting the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our stockholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our stockholders over time.

For these reasons, the Board is asking stockholders to approve, on an advisory basis, the compensation of our named executive officers.

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our stockholders. We will continue to reach out to our stockholders on these and other important issues and we encourage our stockholders to contact us. Stockholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

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Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of three non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. In addition, the Board has determined that Mr. Morrow and Mr. Wilson are audit committee financial experts as defined by SEC rules. Our responsibilities are set forth in our written charter and are described above under the heading “Board Composition — How our Board Operates — Audit Committee” on page 14.

We have sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm. At least annually, we review the performance and qualifications of our independent registered public accounting firm to determine whether to retain such firm on behalf of the Company. Deloitte & Touche LLP (“D&T”) has been Cabot’s independent registered public accounting firm since 2007. During its tenure as Cabot’s independent registered public accounting firm, D&T has gained significant depth of understanding of Cabot’s global businesses, operations and systems, accounting policies and practices, and internal control over financial reporting. In accordance with SEC rules and D&T’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. In fiscal 2016, the Audit Committee, after consultation with management, approved the appointment of a new lead audit partner pursuant to this policy.

One of our primary responsibilities is to assist the Board in its oversight of the quality and integrity of Cabot’s financial statements. We met nine times during fiscal 2019. A number of those meetings included executive sessions with D&T and with Cabot’s Chief Financial Officer, Corporate Controller, Vice President of Internal Audit, and General Counsel. We took numerous actions to discharge our oversight responsibility with respect to the audit process, which are summarized in this report.

As described in more detail under the heading “Board Composition — Our Board’s Role in Risk Oversight” on page 16, we focus on Cabot’s financial risk exposures and the actions management has taken to monitor and mitigate such risks, and oversee Cabot’s enterprise risk management processes.

Review of Audited Financial Statements with Management

We reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2019.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

We discussed with D&T Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2019, including the matters required to be communicated by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This included a discussion of accounting policies and practices critical to our financial statements. We also received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which requires auditors to annually disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence and to confirm their independence, and discussed with D&T its independence from Cabot. In addition, we discussed Cabot’s internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, Cabot’s internal auditors and D&T. We reviewed with both D&T and Cabot’s internal auditors their audit plans, audit scope and identification of audit risks. We also discussed the results of the internal audit examinations with and without management present. In addition, any reports or concerns the Company receives relating to financial matters are communicated directly to the Chair of the Audit Committee.

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2020 PROXY STATEMENT

Audit Committee Matters (continued)

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC, and appointed D&T as the Company’s independent registered public accounting firm for fiscal 2020.

Michael M. Morrow (Chair)

Juan Enriquez

Frank A. Wilson

Audit Fees

Fees for professional services rendered by D&T for fiscal 2019 and 2018 were as follows:

	Fiscal 2019	Fiscal 2018
Audit Fees	$4,861,000	$5,469,000
Audit-Related Fees	$110,000	$460,000
Tax Fees	$0	$8,000
All Other Fees	$0	$0

The audit services for each of fiscal 2019 and 2018 include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. The decrease in audit fees in fiscal 2019 is primarily attributable to additional services in fiscal 2018 in connection with the asset impairment charge in the Purification Solutions segment the Company recorded, the impact of U.S. tax reform in fiscal year 2018 that did not recur in fiscal 2019, and certain statutory audit engagements that were not required in fiscal 2019. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for fiscal 2019 consisted primarily of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) comfort letter procedures; and (iii) other attest services. During fiscal 2018, audit-related services consisted of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) diligence and other strategic activities; and (iii) other attest services.

The tax services for fiscal 2018 consisted of fees for tax compliance and preparation services and tax advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting firm. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2019 and 2018 were pre-approved by the Audit Committee or Committee Chair.

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2020 PROXY STATEMENT

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2020. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2020 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2020.

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2020 PROXY STATEMENT

Other Information

Future Stockholder Proposals and Director Nominations

A stockholder who intends to present a proposal at the 2021 Annual Meeting of Stockholders and who wishes the proposal to be included in our proxy materials for that meeting must submit the proposal in writing to us so that we receive it no later than September 26, 2020. A stockholder who intends to present a proposal at the 2021 Annual Meeting of Stockholders but does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than December 12, 2020 and no later than January 11, 2021. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws, which are available on our website, describe the requirements for submitting proposals at the Annual Meeting. A stockholder who wishes to nominate a director at the 2021 Annual Meeting of Stockholders must notify us in writing no earlier than December 12, 2020 and no later than January 11, 2021. The notice must be given in the manner and must include the information and representations required by our by-laws.

Annual Report on Form 10-K

A copy of our 2019 Annual Report, including the financial statements and schedules, is available at http://www.edocumentview.com/cbt. To request an additional copy of the 2019 Annual Report without charge, please write to Secretary, Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cabot. Officers and other employees of Cabot may solicit proxies personally, by mail, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies for a fee of $13,500.

Miscellaneous

Management does not know of any matters to be presented at the 2020 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2020 Annual Meeting that require a vote, the persons named in the proxy delivered to stockholders intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 24, 2020

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2020 PROXY STATEMENT

Appendix A

NON-GAAP MEASURES

Adjusted EPS, adjusted RONA, adjusted EBIT and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and should not be considered substitutes for measures of performance reported under GAAP.

Adjusted EPS. Adjusted EPS excludes “certain items”, which are items of expense or income that management does not consider representative of our fundamental ongoing performance. These certain items are described in detail in Note U of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

The following table reconciles adjusted EPS to earnings per share from continuing operations.

Fiscal Year	2019
Net income (loss) per share attributable to Cabot Corporation	$2.63
Less: Certain items per share and dilutive impact of shares	$(1.28)
Adjusted earnings per share	$3.91

Free Cash Flow. We calculate free cash flow by excluding from our cash flow from operating activities additions to property, plant and equipment.

The following table reconciles free cash flow with cash flow from operating activities.

Fiscal Year	2019 (Dollars in millions)
Cash flow from operating activities	$363
Less: Additions to property, plant and equipment	$224
Free cash flow	$139

Adjusted EBIT. We calculate adjusted EBIT by excluding from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items, interest expense, general unallocated income (expense) and equity in earnings of affiliated companies

The following table reconciles adjusted EBIT to income from continuing operations.

Fiscal Year	2019 (Dollars in millions)
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$255
Interest expense	$59
Certain items	$87
General unallocated expense	$(8)
Equity in earnings of affiliated companies	$1
Adjusted EBIT	$394

Adjusted RONA. We calculate adjusted RONA by dividing the most recent twelve months’ adjusted net income (loss) (a non-GAAP numerator) by adjusted net assets (a non-GAAP denominator). In the numerator, we exclude certain items, net of tax, from income (loss) from continuing operations as calculated under GAAP. The denominator consists of our operating assets, which are: net property, plant and equipment; adjusted net working capital; assets held for rent; and investments in equity affiliates. We calculate the items in adjusted net assets using the most recent five quarters’ average to normalize the impact of large intra-period movements.

CABOT CORPORATION    A-1

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 p.m., Eastern Time, on March 12, 2020 and by 9:00 a.m., Eastern Time on March 10, 2020 if you are a participant in one of the employee benefit plans.

Online Go to www.envisionreports.com/CBT or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CBT

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Juan Enriquez*	☐	☐	☐	02 - Sean D. Keohane*	☐	☐	☐	03 - William C. Kirby*	☐	☐	☐

* Each to be elected to the class of Directors whose term expires in 2023.

		For	Against	Abstain			For	Against	Abstain

2.	To approve, in an advisory vote, Cabot’s executive compensation.	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2020.	☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.				.

While we encourage voting using the electronic voting instructions above to ensure immediate receipt of your vote, registered shareholders wishing to vote by mail must complete, sign and date this proxy card and return it for receipt by no later than Wednesday, March 11, 2020. Participants in the Cabot employee benefit plans voting by mail must complete, sign and date this proxy card and return it for receipt by no later than Monday, March 9, 2020.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

3 2 D M

036DLB

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Cabot Corporation

Annual Meeting of Stockholders – March 12, 2020

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Karen A. Kalita, Jane A. Bell and Jacqueline A. Zane, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 12, 2020 at 4:00 p.m., Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, and at any adjournment or postponement thereof.

When this proxy is properly executed the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted “for” all nominees in proposal 1 AND “for” proposals 2 and 3 AND it authorizes the above designated proxies to vote in accordance with their judgment on such other business as may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.